As filed with the U.S. Securities and Exchange Commission on November 25th 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tongda International Group Co., Ltd
(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Cayman Islands	2086	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification number)

Ms. [ Wenhua, Sun ]

P.O. Box 31119, Grand Pavilion Commercial Center, Hibiscus Way, 802 West Bay Road,Grand Cayman

Tel: + (86) [024-22723746]

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor
New York, NY 10168

Phone: (800) 221-0102

Fax: (800) 944-6607

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS Subject to Completion	Dated [25th of November], 2025

[1,250,000] Ordinary Shares

Tongda International Group Co., Ltd

This is the initial public offering of the ordinary shares of Tongda International Group Co., Ltd, par value $0.0001 per share ("Ordinary Shares"). We are offering on a firm commitment basis [1,250,000] ordinary shares. We expect the initial public offering price of the shares to be in the range of $[ 4 ] to $[ 6 ] per Ordinary Share. Prior to the completion of this offering, there has been no public market for our Ordinary Shares. We will apply to have our Ordinary Shares listed on the Nasdaq Capital Market ("NASDAQ"). We have reserved the trading symbol TDHG for listing on the NASDAQ. This is no guarantee or assurance that our Ordinary Shares will be approved for listing on NASDAQ. However, we will not complete this offering unless we are so listed.

We are an "emerging growth company," as that term is used in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. See "Risk Factors" of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

We are not a Chinese operating company but rather a Cayman Islands holding company with no material operations and our business is conducted by our subsidiaries in China and this structure involves unique risks to investors. See "Risk Factors— Risks Related to Doing Business in China —Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations" and "Uncertainties and quick change in the interpretation and enforcement of Chinese laws and regulations with little advance notice could result in a material and negative impact on our business operations, decrease the value of our Ordinary Shares and limit the legal protections available to you and us."

These are legal and operational risks associated with being based in and having all our operations in China. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, Cybersecurity Review Measures was published by Cyberspace Administration of China or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People's Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2023, which provides that, Critical Information Infrastructure Operators ("CIIOs") that purchase internet products and services and Online

Platform Operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. On November 14, 2021, CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the "Cyber Data Security Measure (Draft)", which requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. On July 7, 2023, CAC promulgated the Measures for the Security Assessment of Data Cross-border Transfer, effective on September 1, 2023, which requires the data processors to apply for data cross-border security assessment coordinated by the CAC under the following circumstances: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the "New Overseas Listing Rules") with five interpretive guidelines, which took effect on March 31, 2023. The New Overseas Listing Rules require Chinese domestic enterprises to complete filings with relevant governmental authorities and report related information under certain circumstances, such as: a) an issuer making an application for initial public offering and listing in an overseas market; b) an issuer making an overseas securities offering after having been listed on an overseas market; c) a domestic company seeking an overseas direct or indirect listing of its assets through single or multiple acquisition(s), share swap, transfer of shares or other means. Pursuant to the New Overseas Listing Rules, domestic companies that seek initial public offering or listing securities overseas, both directly and indirectly, shall file with the CSRC within three working days after the submission of overseas offering/listing application. Furthermore, upon the occurrence of any of the material events specified below after an issuer has completed its offering and listed its securities on an overseas stock exchange, the issuer shall submit a report thereof to the CSRC within three working days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities; (iii) change of listing status or transfer of listing segment; or (iv) voluntary or mandatory delisting. The New Overseas Listing Rules stipulate the legal consequences to the companies for breaches, including failure to fulfill filing obligations or filing documents having false statements or misleading information or material omissions, which may result in a fine ranging from RMB 1 million to RMB 10 million, and in cases of severe violations, the relevant responsible persons may also be barred from entering the securities market. On February 24, 2023, the CSRC, the Ministry of Finance, the National Administration of State Secretes Protection and the National Archives Administration released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions, which took effect on March 31, 2023. Chinese domestic enterprises seeking to offer securities and list on overseas markets, either directly or indirectly, shall establish and improve the system of confidentiality and archives work, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of state organs to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that (i) providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting records or photocopies thereof to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals shall be subject to corresponding procedures in accordance with relevant laws and regulations; and (ii) any working papers formed in the territory of the PRC by securities companies and securities service agencies that provide domestic enterprises with securities services relating to overseas securities issuance and listing shall be stored in the territory of the PRC, the outbound transfer of which shall be subject to corresponding procedures in accordance with relevant laws and regulations. As of the date of this prospectus, these new laws and guidelines have not impacted the Company's ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange except for the filing requirement with CSRC under New Overseas Listing Rules. We are not cyberspace operators with personal information of more than 1 million users or activities that affect or may affect national security and we don't have documents and materials which may adversely affect national security or public interests. However, these are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook, may impact our ability to accept foreign investments, offer our securities to investors or to list on a U.S. or other foreign exchange, and could impact our ability to conduct our business. Any change in foreign investment regulations, and other policies in China or related enforcement actions by the Chinese government could result in a material change in our operations and the value of our securities and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. In accordance with the HFCA Act, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the PCAOB determines that it cannot inspect or fully investigate the registrant's auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 29, 2023, a legislation entitled "Consolidated Appropriations Act, 2023" (the "Consolidated Appropriations Act") was signed into law by President Biden, which has shortened the Holding Foreign Companies Accountable Act's timeline for a potential trading prohibition from three years to two years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement. The Company's auditor is headquartered in the U.S. and the Public Company Accounting Oversight Board (United States) (the "PCAOB") currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2023. The Holding Foreign Companies Accountable Act and related regulations currently does not affect the Company as the Company's auditor is subject to PCAOB's inspection and investigation. See "Risk Factors— The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB's determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Hong Kong and mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections."

We are a holding company incorporated as an exempted company with limited liability in the Cayman Islands. As a holding company with no material operations of our own, we conduct a substantial majority of our business through our operating subsidiaries in China. Our Ordinary Shares offered in this prospectus are shares of our Cayman Islands holding company, not the shares of our operating subsidiaries.

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, our subsidiaries have not made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. See "Selected Condensed Consolidated Financial Schedule of the Company and Its Subsidiaries" beginning on page of this prospectus and "Selected Consolidated Financial Statements" on page F-2 of this prospectus.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange in China ("SAFE") by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulations, such as the overseas investment registrations by our shareholders or the ultimate shareholders of the Company who are PRC residents. Approval from or registration with appropriate government authorities is, however, required, whereas the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. Also, there are no regulatory restrictions and limitations on the abilities of Non-PRC Entities to distribute earnings from their businesses, including from subsidiaries to the parent company or from the holding company to the U.S. investors. However, to the extent cash/assets in the business are in PRC/Hong Kong or our PRC/Hong Kong entity, the funds/assets may not be available to fund operations or for other uses outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash/assets. Current PRC regulations permit our PRC subsidiaries to pay dividends to the Company only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Our subsidiaries in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of their respective registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See "Dividend Distribution and Cash Transfer Between the Holding Company and Subsidiaries" and "Risk Factors–Risks Related to Doing Business in China—Governmental control of currency conversion may limit our ability to transfer cash between us and our subsidiaries or investors, including our ability to utilize our net revenues effectively and affect the value of your investment."

As of the date of this prospectus, we do not have cash management policies and procedures in place that dictate how funds are transferred through our organization. Rathis, the funds can be transferred in accordance with the applicable PRC laws and regulations. See "Dividend Distribution and Cash Transfer Between the Holding Company and Subsidiaries" on page.

The terms "the Company", "Tongda Holding", "we", "us", "our company", and "our" refer to Tongda International Group Co., Ltd, an exempted company incorporated under the laws of the Cayman Islands. We currently conduct substantially all of our business through [ ], our indirectly wholly owned subsidiary in China. [ ] are wholly owned subsidiaries of [ ], a company incorporated under the laws of Hong Kong. [ ] is a wholly owned subsidiary of the Company. The securities offered in this prospectus are securities of Tongda Holding, our Cayman Islands holding company and investors are purchasing an interest in Tongda Holding, not our operating entity in China.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts
Proceeds to us, before expenses	$	$

(1) (2)

We have agreed to pay the underwriter a discount equal to [ ]% of the public offering price.

We expect our total cash expense of this offering (including cash expenses payable to our underwriter for its out-of-pocket expense) not to exceed $[ ], exclusive of the discount above. In addition, we will pay our underwriter 1% of the total offering amount as the underwriter's non-accountable expenses. These payments will further reduce the proceeds available to us before expenses. For a detailed description of the compensation to be received by the underwriter, see "Underwriting."

We have granted the underwriter a 45-day option to purchase up to an additional [ ] ordinary shares at the public offering price, less the underwriting discounts, to cover any over-allotments. We have agreed to issue, on the closing date of this offering, the underwriters' warrants to the representative of the underwriters, [                 ], to purchase an amount equal to [ ]% of the aggregate number of ordinary shares sold by us in this offering. For a description of these terms of the underwriters' warrants and a description of the other compensation to be received by the underwriter, see "Underwriting."

The offering is being made on a "firm commitment" basis. The underwriter is obligated to take and pay for all of the ordinary shares if any such ordinary shares are taken. We have granted [ ], the underwriter (the "Underwriter"), an option for a period of 45 days after the closing of this offering to purchase up to [ ]% of the total number of our ordinary shares to be offered by us pursuant to this offering (excluding ordinary shares subject to this option), solely for the purpose of covering over-allotments, at the public offering price less the underwriting discounts. If the Underwriter exercises this option in full, the total underwriting discounts payable will be $[   ] based on an assumed offering price of $[   ] per Ordinary Share, and the total gross proceeds to us, before underwriting discounts and expenses, will be $[   ]. We have agreed to issue, on the closing date of this offering, the underwriters' warrants to the representative of the underwriters, [           ], to purchase an amount equal to [ ]% of the aggregate number of ordinary shares sold by us in this offering. For a description of these terms of the underwriters' warrants and a description of the other compensation to be received by the underwriter, see "Underwriting."

The Underwriter expects to deliver the ordinary shares against payment as set forth under "Underwriting," on or about ●, 2025.

The date of this prospectus is November 25, 2025

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 About this Prospectus

You should rely solely on the information contained in this prospectus or any related free-writing prospectus. We have not authorized any person to provide you with information that differs from, or is in addition to, the information set forth in this prospectus or any such free-writing prospectus. We are offering the ordinary shares for sale, and seeking offers to purchase the ordinary shares, only in jurisdictions where such offers and sales are permitted by law. The information in this prospectus is current exclusively as of the date of this prospectus—regardless of when this prospectus is delivered to you or when any ordinary shares are sold.

For investors outside the United States: Neither we nor the Underwriter have taken any action to permit (1) this offering, (2) the possession of this prospectus, or (3) the distribution of this prospectus in any jurisdiction (other than the United States) where regulatory action is required to authorize such activities. Any person outside the United States who obtains this prospectus must (a) inform themselves of all applicable legal restrictions relating to the offering of the ordinary shares and the distribution of this prospectus in their jurisdiction, and (b) strictly comply with those restrictions.

We are incorporated in the Cayman Islands as an exempted company with limited liability. A majority of our outstanding securities are owned by non-U.S. residents. Pursuant to U.S. Securities and Exchange Commission (the "SEC") rules, we currently qualify as a "foreign private issuer." As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or promptly as U.S. domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended.

Until [●], 2025 (25 days after the date of this prospectus), all dealers that effect transactions in these securities—whether or not they participated in this offering—may be required to deliver a prospectus to purchasers. This requirement is in addition to dealers' existing obligations to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions they hold.

To reiterate: You should rely only on the information contained in this prospectus and any free-writing prospectus we explicitly authorize for delivery to you. Neither we nor the Underwriter have authorized any person to provide you with information that is different from, or supplemental to, the information in this prospectus or any related free-writing prospectus. We and the Underwriter assume no responsibility for, and cannot guarantee the reliability of, any information provided to you by third parties. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, these securities in any jurisdiction where such an offer or solicitation is prohibited. Furthermore, the information in this prospectus is accurate only as of its date—even if this prospectus is delivered later or any ordinary shares are sold later. Our business, financial condition, results of operations, and prospects may have changed since this prospectus was dated.

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 Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	"China" or the "PRC" are to the People's Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only.

●	"EIT" is to PRC enterprise income tax;

●	"Exchange Act" is to the Securities and Exchange Act of 1934, as amended;

●	"MOFCOM" is the Ministry of Commerce of the PRC;

●	"Ordinary Share(s)" are to our ordinary shares with a par value of US$0.0001 per share;

●	"PCAOB" are to Public Company Accounting Oversight Board;

●	"RMB" and "Renminbi" are the legal currency of China;

●	"SAFE" is the State Administration of Foreign Exchange;

●	"Securities Act" to the Securities Act of 1933, as amended;

●	"Tongda Holding," "we," "us," "our company," "the Company" and "our" are to Tongda International Group Co., Ltd, a Cayman Islands exempted company with limited liability, and its subsidiary and variable interest entity;

●	"U.S." are to the United States of America;

●	“US$,” “U.S. dollars," "$" and "dollars" are to the legal currency of the United States;

●	"VIE" are variable interest entities; and

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the Underwriter of its over-allotment option.

Our business is conducted by our subsidiaries in the PRC, using Renminbi ("RMB"), the currency of China. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars, which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

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 PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under "Risk Factors" beginning on page [ ]. We note that our actual results and future events may differ significantly based upon a number of factors. This prospectus contains information from an industry report commissioned by us dated [    ] and prepared by [ ], an independent research firm, to provide information regarding our industry and our market position in China. We refer to this report as the "_______" The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We are a holding company incorporated in the Cayman Islands. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company. As a holding company with no material operations of our own, we conduct our business through our operating subsidiaries in China. We own 100% equity interest in all our subsidiaries, including the operating subsidiary in China, and do not have a VIE structure.

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Our operating subsidiaries are incorporated and operate in Mainland China, and they have obtained all necessary approvals and permits from PRC authorities to conduct their current business operations in China, including a Business License, Customs Registration Certificate, and Bank Account Opening Permit.

Based on the advice of our PRC legal counsel, as a membership-based e-commerce platform, we do not believe that we or our subsidiaries qualify as Critical Information Infrastructure Operators ("CIIOs") or Online Platform Operators as defined in the Measures on Cybersecurity Review. Promulgated on December 28, 2021, and effective as of February 15, 2023, these Measures were jointly issued by the Cyberspace Administration of China (CAC), National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People's Bank of China, State Administration of Radio and Television, China Securities Regulatory Commission (CSRC), State Administration of State Secrets Protection, and State Cryptography Administration.

As of the date of this prospectus:(1) Except for the filing requirement with the CSRC (pursuant to the New Overseas Listing Rules) within three working days after submitting an application for any overseas securities offering, neither we nor our subsidiaries are required to obtain additional approvals from any PRC authorities to issue the securities registered hereby for sale to foreign investors;(2) Neither we nor our subsidiaries are subject to approval requirements from the CSRC, CAC, or any other PRC authority in respect of our business operations in China; and(3) Neither we nor our subsidiaries have received such approvals, nor have any such approvals been denied to us by any PRC authorities.

Nevertheless, on July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities in Accordance with Law (hereinafter referred to as the "Opinions"), which were publicly released on the same date. The Opinions emphasized the need to strengthen the regulation of illegal securities activities and enhance supervision over overseas listings by PRC-based companies.

On February 17, 2023, the CSRC issued the New Overseas Listing Rules (together with five accompanying interpretive guidelines), which became effective on March 31, 2023. The New Overseas Listing Rules require domestic enterprises in the PRC to complete filings with relevant governmental authorities and report related information in the following circumstances:(a) An issuer submits an application for an initial public offering (IPO) and listing in an overseas market;(b) An issuer conducts an overseas securities offering subsequent to being listed on an overseas market; or(c) A domestic company seeks a direct or indirect overseas listing of its assets through a single acquisition, multiple acquisitions, share swaps, share transfers, or other means.

Pursuant to the New Overseas Listing Rules, domestic companies seeking to conduct an IPO or list securities overseas (whether directly or indirectly) must file with the CSRC within three working days after submitting their overseas offering or listing applications. Furthermore, subsequent to an issuer's completion of its offering and listing of its securities on an overseas stock exchange, the issuer must submit a report to the CSRC within three working days following the occurrence and public disclosure of any of the following material events:(i) A change in control;(ii) Investigations or sanctions imposed by overseas securities regulatory agencies or other competent authorities;(iii) A change in listing status or transfer of listing segment; or(iv) Voluntary or mandatory delisting.

The New Overseas Listing Rules also specify legal consequences for non-compliance, including failure to fulfill filing obligations or submission of filing documents containing false statements, misleading information, or material omissions. Such violations may result in fines ranging from RMB 1 million to RMB 10 million; in cases of severe violations, relevant responsible persons may also be barred from participating in the securities market. We are subject to the relevant filing procedures with the CSRC in respect of our overseas offerings pursuant to the New Overseas Listing Rules, including the public offering contemplated by this registration statement.

On February 24, 2023, the CSRC, Ministry of Finance, State Administration of State Secrets Protection, and National Archives Administration jointly issued the Provisions on Strengthening Confidentiality and Archives Management in Relation to Overseas Securities Offerings and Listings by Domestic Companies (hereinafter referred to as the "Confidentiality and Archives Management Provisions"), which became effective on March 31, 2023. Pursuant to these Provisions, domestic enterprises in the PRC seeking to conduct overseas securities offerings or listings (whether directly or indirectly) must establish and refine their confidentiality and archives management systems. If such enterprises or their overseas listing

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entities provide or publicly disclose documents or materials involving state secrets or work secrets of state authorities to securities companies, securities service institutions, overseas regulatory agencies, or other entities or individuals, they must complete the necessary approval and filing procedures with competent authorities.

The Confidentiality and Archives Management Provisions further stipulate that:(i) The provision or public disclosure of documents, materials (including accounting records or their copies) that may have an adverse impact on national security or public interests to the aforementioned entities or individuals must be conducted in accordance with the procedures prescribed by relevant laws and regulations; and(ii) All working papers generated within the territory of the PRC by securities companies or securities service institutions providing services to domestic enterprises in relation to overseas securities offerings or listings must be stored within the PRC. Any cross-border transfer of such working papers outside the PRC must comply with the procedures prescribed by relevant laws and regulations.

However, given the current PRC regulatory environment, uncertainty exists as to whether we, our PRC subsidiaries, our variable interest entity (VIE), or any of their respective subsidiaries will be required to obtain such approvals (or any other approvals) from the PRC government to list on U.S. exchanges or offer our securities overseas—and even if such approvals are obtained, whether they may be revoked or denied in the future. If we or our subsidiaries fail to obtain or maintain such approvals, inadvertently determine that such approvals are not required, or if applicable laws, regulations, or their interpretations are amended such that we become required to obtain additional approvals, our ability to offer or continue offering our securities to investors could be significantly limited or completely hindered. This could also cause the value of our securities to decline significantly or become worthless, and materially and adversely impact our business operations—including through fines or penalties imposed by relevant PRC regulatory authorities, the revocation of our subsidiaries' business licenses, or the suspension of their respective operations.

Our independent registered public accounting firm, which has issued the audit report included elsewhere in this prospectus, is registered with the Public Company Accounting Oversight Board (PCAOB) and serves as an auditor for U.S. public companies. Pursuant to U.S. laws, the PCAOB conducts regular inspections of our auditor to assess its compliance with applicable professional standards. Our auditor is headquartered in the United States and has undergone regular inspections by the PCAOB, with the most recent inspection conducted in [ ]. Importantly, our auditor is not subject to the determinations issued by the PCAOB on December 16, 2021—all of which were vacated on December 15, 2023.

The Holding Foreign Companies Accountable Act (HFCA Act) and its implementing regulations currently do not affect the Company, as our auditor is subject to the PCAOB's inspection and investigative oversight. However, if PRC authorities were to obstruct or otherwise fail to facilitate the PCAOB's access to our auditor in the future, the PCAOB may consider issuing new determinations. We cannot assure you that Nasdaq or regulatory authorities will not apply additional, more stringent criteria to us after evaluating factors such as the effectiveness of our auditor's audit procedures and quality control systems, the adequacy of its personnel and training programs, or the sufficiency of its resources, geographic coverage, or experience relevant to our audit.

If it is later determined that the PCAOB is unable to fully inspect or investigate our auditor—due to a position adopted by an authority in a foreign jurisdiction or any other factors—the lack of such inspection could result in the prohibition of trading in our securities under the HFCA Act, which could, in turn, lead Nasdaq to delist our securities. If our securities cannot be listed on another securities exchange, such delisting would substantially impair your ability to sell or purchase our securities at your discretion. Additionally, the risks and uncertainties associated with a potential delisting would have an adverse impact on the price of our ordinary shares. Furthermore, new laws or regulations, or amendments to existing laws or regulations, in both the United States and the PRC could impact our ability to maintain the listing of our ordinary shares on Nasdaq, which could materially harm the market liquidity of, and market price for, our securities.

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Dividend Distribution

Substantially all revenue of our PRC operating entities is denominated in Renminbi ("RMB"). Under our current corporate structure, we may rely on dividend distributions from [] (our Wholly Foreign-Owned Enterprise, or "WFOE") to fund our cash and financing needs. The WFOE, in turn, receives dividends from our PRC operating subsidiaries, which it may then distribute as dividends to [].

Under existing PRC foreign exchange regulations, payments for current account transactions—such as profit distributions, trade-related settlements, and service-related foreign exchange transactions—may be made in foreign currencies without prior approval from the State Administration of Foreign Exchange ("SAFE"), provided that relevant procedural requirements are satisfied. Accordingly, the WFOE may pay dividends to us in foreign currencies without prior SAFE approval, subject to compliance with PRC foreign exchange procedures for remitting such dividends outside the PRC (e.g., completing overseas investment registration formalities for our PRC-resident shareholders).

By contrast, capital account transactions—such as converting RMB to foreign currency for remittance abroad to repay foreign-currency-denominated loans—require approval or registration with the appropriate government authorities. Additionally, the PRC government retains discretion to restrict access to foreign currencies for current account transactions in the future.

Current PRC regulations permit our PRC subsidiary to distribute dividends to the Company only from its accumulated profits (determined in accordance with PRC accounting standards and regulations), if any. Furthermore, our PRC subsidiary is required to allocate at least 10% of its annual after-tax profits (if any) to a statutory reserve fund until such reserve reaches 50% of its registered capital. It must also set aside a portion of after-tax profits for an employee welfare fund, though the specific amount (if any) is determined at the discretion of its board of directors. While statutory reserves may be used to increase registered capital or offset future losses exceeding retained earnings, these funds are not distributable as cash dividends except in the event of liquidation.

Under Hong Kong's existing laws, funds held in capital accounts may be repatriated and remitted overseas without restrictions, and no foreign exchange controls apply. Consistent with current practices of the Hong Kong Inland Revenue Department, dividends paid on our ordinary shares will not be subject to Hong Kong taxation.

As of the date of this prospectus:

The Company has not made any dividends or distributions to its shareholders.

We intend to retain all future earnings to reinvest in and finance the expansion of our business, and we do not anticipate paying cash dividends in the foreseeable future. Under Cayman Islands law, a Cayman Islands company may pay dividends from either its profits or share premium account, provided that no dividend shall be paid if it would render the company unable to meet its debts as they fall due in the ordinary course of business.

Any cash dividends paid on our ordinary shares will be denominated in U.S. dollars. If we are classified as a PRC tax-resident enterprise for tax purposes, dividends paid to our overseas shareholders may be treated as China-sourced income and subject to PRC withholding tax at a rate of up to 10.0%.

Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion with Respect to Taxes on Income (the "Double Tax Avoidance Arrangement"), the 10% withholding tax rate may be reduced to 5% if the dividend recipient meets certain eligibility criteria, including:(a) The Hong Kong entity is the beneficial owner of the dividends; and(b) The Hong Kong entity directly holds no less than 25% of the equity interest in the PRC entity for the 12 consecutive months preceding the dividend receipt.

Notably, the 5% preferential rate does not apply automatically. In practice, a Hong Kong entity must obtain a tax residency certificate from the Hong Kong Inland Revenue Department to apply for the reduced rate. As the

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Hong Kong tax authority issues such certificates on a case-by-case basis, we cannot assure you that [] (the immediate holding company of the WFOE) will be able to obtain the certificate and qualify for the 5% rate with respect to dividends from the WFOE. As of the date of this prospectus, we have not filed an application for such a certificate, though [] intends to do so if and when the WFOE plans to declare and pay dividends to [______].

Our Competitive Strengths

We believe the following strengths differentiate us from competitors and serve as key drivers of our success:

1. Exclusive Member-only Benefits

Our membership-based e-commerce platform offers a comprehensive suite of exclusive benefits that distinguish our members' experience:

Early access to product launches: Members gain priority access to new arrivals—including cutting-edge tech gadgets, trendy fashion items, and innovative beauty products—allowing them to be the first to purchase and position themselves as trendsetters among peers.

Substantial, broad-based discounts: Members enjoy significant discounts across product categories, from daily necessities (e.g., groceries, household items) — while ongoing savings reduce monthly expenses — to high-end luxury goods (e.g., designer handbags, fine jewelry). Over time, these cumulative savings far outweigh membership fees, delivering strong value.

2. Personalized Shopping Experience

Leveraging cutting-edge data analytics and advanced machine learning algorithms, we deliver highly tailored shopping experiences for each member:

We analyze multiple data points, including browsing history (e.g., product categories of interest, preferred features, price sensitivity), purchase behavior (e.g., purchase frequency, average order value, repeat purchases of specific items), and stated preferences.

This data integration enables us to generate product recommendations that are not only relevant but also likely to exceed member expectations. By streamlining product discovery and surfacing new items members may otherwise miss, we significantly enhance shopping efficiency and satisfaction.

3. Enhanced Customer Service

Members are our priority, and we deliver premium customer service to drive loyalty:

24/7 dedicated support: Our customer service team is available around the clock via multiple channels to address inquiries—from product details (e.g., features, sizing, usage) to order-related concerns (e.g., tracking, delivery schedules, returns/exchanges)—with prompt, professional responses.

Priority response times: Members receive faster support than non-members, with average response times of minutes during peak hours.

Personalized interactions: Our representatives take the time to understand individual member needs and provide tailored solutions.

Exclusive loyalty programs: We offer member-specific rewards, such as a points-based system where points are earned on every purchase and redeemable for free products, additional discounts, or exclusive access to limited-edition items.

4. Community and Social Engagement

Our platform functions as a vibrant community hub for like-minded shoppers, enriching the shopping journey through social interaction:

Members actively engage with one another to share shopping experiences, honest product reviews, and practical tips—empowering peers to make more informed purchasing decisions.

We host regular member-only events, including:

Virtual shopping parties: Interactive sessions where members discover new products together, participate in live demonstrations, and connect socially;

Product showcases: In-depth presentations of our latest and most popular items, often featuring event-exclusive offers;

Brand Q&A sessions: Direct interactions with brand representatives, providing members with insights into brand values and upcoming product lines.

5. High-Quality Product Curation

We employ a rigorous product selection process to ensure only top-tier items are available on our platform:

Expert vetting: Our team of industry veterans, product specialists, and quality control professionals evaluates

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each product and supplier based on:

Product quality (e.g., material integrity, performance, durability, through rigorous testing);

Brand reputation (partnering only with brands with a proven track record of reliability and high standards);

Real-world user feedback (incorporating customer reviews from external platforms).

Exclusive brand collaborations: We actively partner with established luxury labels and emerging designers to offer members unique products unavailable on other platforms, strengthening our competitive edge in exclusivity.

6. Fast and Reliable Logistics

We have built a streamlined logistics network to ensure timely, secure delivery for members:

Global partner collaborations: We work with leading logistics service providers to ensure prompt shipping and intact product delivery.

Priority shipping: Members receive expedited delivery for most orders, significantly reducing wait times.

Real-time tracking: Advanced package tracking systems allow members to monitor shipments from dispatch to delivery, eliminating uncertainty and providing peace of mind.

Proactive issue resolution: In the event of unforeseen delays or issues, our customer service team proactively communicates updates and solutions to minimize inconvenience.

7. Diverse and Exclusive Content

We offer a rich library of member-only content to add value beyond transactions:

Product-focused resources: In-depth reviews, comparison guides, and how-to tutorials help members evaluate complex or high-value products (e.g., electronics, home appliances).

Lifestyle content: Curated tips on fashion, home decor, and health/wellness, tailored to our members' interests.

Exclusive interviews: Access to conversations with industry experts, brand founders, and influencers, offering unique insights into trends, product development, and industry best practices.

8. Cross-Platform and Device Compatibility

We design our platform for seamless access across devices, meeting members' diverse usage habits:

Our responsive design automatically adapts to screen sizes—whether on desktops, laptops, tablets, or mobile phones—ensuring consistent navigation, clear product imagery, and smooth checkout processes.

This flexibility allows members to shop conveniently anytime, anywhere (e.g., at home, in the office, or on the go) without compromising functionality or user experience.

9. Secure and Trustworthy Transactions

Security is foundational to our platform, and we implement multi-layered protections to safeguard members:

Advanced encryption: We use the latest encryption technology to protect personal and financial data (e.g., credit card details, payment passwords, shipping addresses).

Real-time fraud detection: Our systems continuously monitor transactions to flag and mitigate suspicious activity immediately.

Strict privacy compliance: We adhere to robust privacy policies, ensuring members' personal information is never shared or sold to third parties without explicit consent. This commitment builds long-term trust and confidence.

10. Member-Driven Product Development

We prioritize member input to shape our product offerings, ensuring alignment with their needs:

We gather insights through surveys, feedback forms, and community discussions to identify unmet needs, desired product features, and emerging trends.

This member-centric approach guides our collaborations with suppliers and brands to develop new products tailored specifically to our members' preferences. The result is a product lineup that combines high quality with unique relevance, strengthening member loyalty.

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Our Growth Strategy

To enhance our competitive position and expand our market reach, we will pursue the following strategies, leveraging our core strengths:

1. Expand Product Range

Over the next two years, we will significantly broaden our product portfolio to capture new demand:

Add 10+ new categories: We will introduce high-potential segments, including:

Health and wellness supplements: Catering to growing demand for products that support healthy lifestyles (the market has grown at a 12% compound annual growth rate, or "CAGR," in recent years). We will offer a diverse range of vitamins, minerals, and herbal remedies to capture share in this expanding space.

Pet products: Targeting the global growth in pet ownership with high-quality pet food, toys, and accessories, sourced from both established and emerging brands.

Sustainable home products: Addressing consumer environmental consciousness with eco-friendly alternatives (e.g., energy-efficient appliances, recycled home decor), aligning with market trends and member values.

Boost exclusive product lines by 50%: Through strategic partnerships with renowned brands, we will develop more exclusive product lines unavailable elsewhere—enhancing platform exclusivity, attracting new members, and increasing retention.

2. Geographical Expansion

Over the next three years, we will enter 5 new domestic markets and 3 international markets, guided by localized strategies:

In-depth market research: Prior to entry, we will analyze local consumer preferences, shopping behaviors, and competitive landscapes. For international markets, we will also assess cultural nuances that may impact product demand and marketing tactics.

Localized execution: We will adapt marketing strategies to regional preferences (e.g., prioritizing social media in digital-first markets vs. traditional channels in other) and build local supply chain partnerships (e.g., collaborating with local distributors, establishing regional warehouses) to ensure timely delivery and product availability.

3. Enhance Technology

We will invest $10 million in technological upgrades over the next year to improve efficiency and member experience:

AI-powered customer service chatbots: Deploying advanced chatbots trained to handle a wide range of member inquiries (from product information to order tracking) to reduce response times, improve service consistency, and boost satisfaction.

Augmented reality (AR) for virtual try-ons: Implementing AR technology to enable members to "try on" fashion and beauty products virtually—reducing return rates and increasing conversion rates by enhancing purchase confidence.

Blockchain for supply chain transparency: Integrating blockchain to provide members with end-to-end visibility into product origins and journey (e.g., sourcing, manufacturing, shipping)—strengthening trust in product authenticity and quality.

4. Strengthen Member Engagement

We plan to double the number of community - building initiatives. Member - led product review groups will encourage more in - depth discussions about products. These groups can help members make more informed purchasing decisions and also provide valuable feedback to us. Online forums will also be expanded, covering a wider range of topics, from fashion trends to home decor ideas.

We aim to organize at least 20 exclusive member events per year, both online and offline. Online events such as virtual cooking classes for food - related products or live fitness sessions for health and wellness products can engage members in a fun and interactive way. Offline events, like exclusive shopping events at luxury brands' stores, will provide members with a unique and luxurious shopping experience.

5. Strategic Partnerships

Over the next two years, we will forge strategic partnerships with at least 20 more brands, suppliers, and other relevant businesses. Co - marketing initiatives will allow us to reach a wider audience. For example, partnering with a popular fitness brand for a co - branded marketing campaign can attract fitness enthusiasts to our platform.

Joint product development will enable us to create products that are tailored to our members' needs. By collaborating with suppliers, we can develop innovative products that stand out in the market. Shared logistics arrangements will improve efficiency and reduce costs. Partnering with these e - commerce platforms or logistics providers can help us optimize our supply chain and offer better shipping options to our members.

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The ordinary shares offered in this offering are shares of the Cayman Islands holding company. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our subsidiary based in China.

Since [October 2025 ] and its subsidiaries are effectively controlled by the same controlling shareholders before and after the Reorganization, they are considered under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Upon the Reorganization, the Company has subsidiaries in countries and jurisdictions including PRC, Hong Kong. Details of the subsidiaries of the Company are set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
Tongda International Group Co., Ltd		Cayman Islands	100	Holding Company
Tongda Group Co., Ltd		China	100	Operation Company

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and immediately upon the completion of this offering, assuming no exercise of the over-allotment by the Underwriter:

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As a result of our corporate structure, Tongda International Group Co., Ltd's ability to pay dividends may depend upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Implications of Being a "Foreign Private Issuer"

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any "short-swing" trading transaction.

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Implications of Being an "Emerging Growth Company"

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act (the "JOBS Act"), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including but not limited to (1) presenting only two years of audited financial statements and only two years of related management's discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act"), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such an extended transition period.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed US$7,304,500 (2) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Selected Condensed Consolidated Financial Schedule of the Company and Its Subsidiaries

 ELECTED CONDENSED CONSOLIDATING BALANCE SHEETS

For the year ended December 31, 2024
Total
Cash and cash equivalents	$—
Due from Tongda China	$—
Total current assets	$—
Total non-current assets	$—
Investment in TongdaHK	$—
Investment in WFOE	$—
Investment from contractual arrangements with the VIE	$—
Consulting service fee receivable from VIE and its subsidiaries	$—
Total Assets	$—
Due to VIE and its subsidiaries	$—
Total Current Liabilities	$—
Consulting fees payable due to WFOE	$—
Total Liabilities	$—
Total Shareholders' Equity	$—
Total Liabilities and Shareholders' Equity	$—

SELECTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2024
Total
Revenues	$—
Income (loss) from operations	$—
Consulting service fee income due from the VIE and its subsidiaries	$—
Consulting service fee expense due to WFOE	$—
Equity in income of Tongda HK	$—
Equity in income of WFOE	$—
Net income	$—

SELECTED CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2024
Consolidated Total
Net cash used in operating activities	$—
Net cash provided by investing activities	$—
Net cash used in financing activities	$—

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Corporate Information

Our registered office in the Cayman Islands is located at Wickhams Cay ll, Road Town, Tortola VG1110 Cayman Islands. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.tongdaguoji.com. The information contained on our website is not a part of this prospectus.

Summary of Risk Factors

We are a holding company incorporated in the Cayman Islands, investing in our ordinary shares involves significant risks. All of our revenues were generated by our PRC operating subsidiary. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Risks Related to Our Business

●	The Company is subject to risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19).

●	We have a substantial customer concentration, with a limited number of customers accounting for a large portion of our revenues.

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●	We depend on developing new products and improving existing products and processes to grow our business and, consequently, we are subject to risks associated with rapid market changes. (see page ___ of this prospectus)

●	Uncertain economic or social conditions may adversely impact demand for our products or cause our customers and other business partners to suffer financial hardship, which could adversely impact our business. (see page ___ of this prospectus)

●	A significant change in customer relationships or in customer demand for our products could have a significant impact on our business (see page ___ of this prospectus)

●	If the reputation of the Company or one or more of our brands erodes significantly, it could have a material impact on our financial results. (see page ___ of this prospectus)

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. (see page ___ of this prospectus)

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations. (see page ___ of this prospectus)

Risks Relating to Doing Business in China

●	Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. (see page ___ of this prospectus)

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have. Any limitation on the ability of our PRC subsidiary to pay dividends to us could have a material adverse effect on our ability to conduct our business. (see page ___ of this prospectus)

●	PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business. (see page ___ of this prospectus)

●	Uncertainties and quick changes in the PRC legal system with little advance notice could result in a material and negative impact on our business operations, decrease the value of our ordinary shares and limit the legal protections available to you and us. (see page ___ of this prospectus)

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business, and may intervene or influence our operations at any time, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and, and cause the value of our ordinary shares to significantly decline or be worthless. (see page ___ of this prospectus)

●	Because we are a Cayman Islands corporation and all of our business is conducted in the PRC, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. (see page ___ of this prospectus)

●	The Holding Foreign Companies Accountable Act, or the HFCA Act, and the related regulations are evolving quickly. Further implementations and interpretations of or amendments to the HFCA Act or the related regulations, or a PCOAB's determination of its lack of sufficient access to inspect our auditor, might pose regulatory risks to and impose restrictions on us because of our operations in Mainland China. A potential consequence is that our ordinary shares may be delisted by the exchange. The delisting of our ordinary shares, or the threat of our ordinary shares being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct full inspections of our auditor deprives our investors of the benefits of such inspections. (see page ___ of this prospectus)

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●	The filing with the China Securities Regulatory Commission ("CSRC") is required in connection with this public offering, any other future offerings and certain events of the Company under New Overseas Listing Rules, and we cannot assure you that we will be able to timely make such filing, in which case we may face sanctions by the CSRC or other PRC regulatory agencies for failure to timely file with the CSRC. (see page ___ of this prospectus)

●	Regulatory bodies of the United States may be limited in their ability to conduct investigations or inspections of our operations in China. (see page ___ of this prospectus)

Risks Related to Our ordinary shares and This Offering

●	This has been no public market for our shares prior to this offering, and if an active trading market does not develop you may not be able to resell our shares at or above the price you paid, or at all. (see page ___ of this prospectus)

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively. (see page ___ of this prospectus)

●	We are not likely to pay cash dividends in the foreseeable future. (see page ___ of this prospectus)

These risks are discussed more fully in the section titled "Risk Factors" beginning on page [ ] of this prospectus, and of this information included in this prospectus, for a discussion of these and of this risks and uncertainties that we face.

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 The Offering

Below is a summary of the terms of the offering:

Issuer	[Tongda ]

Securities being offered:	[1,250,000] ordinary shares.

Initial offering price:	We currently estimate that the initial public offering price will be $[ 4 ] per Ordinary Share.

Number of ordinary shares outstanding before the offering:	[1,250,000] of our ordinary shares are outstanding as of the date of this prospectus.

Over-allotment option	We have granted the Underwriter an option for a period of 45 days to purchase up to an aggregate of [1,250,000] additional ordinary shares.

Number of ordinary shares Outstanding After the Offering [1]:	Ordinary Shares assuming no exercise of the Underwriter's over-allotment option. Ordinary Shares assuming full exercise of the Underwriter's over-allotment option.

Gross proceeds to us, net of underwriting discounts but before expenses:	$[5,000,000].

Use of proceeds:	We intend to use the net proceeds of this offering: (1) approximately_______; (2) approximately_________; (3) approximately_______; and (4) for this general corporate purposes, see "Use of Proceeds" .

Lock-up	All of our directors and officers and certain shareholders have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six months after the effectiveness of the registration statement, of which this prospectus forms a part. See "Shares Eligible for Future Sale" and "Underwriting" for more information.

Transfer Agent	[ ]

Proposed Nasdaq Symbol:	[TDHG]

Risk factors:	Investing in our Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the "Risk Factors" section.

[1]	Excludes Ordinary Shares pursuant to the Underwriter's over-allotment option.

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RISK FACTORS

An investment in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Ordinary Shares. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our Ordinary Shares could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We are transitioning into a new business model focused on membership-based e-commerce platforms and online retail operations, which makes it difficult to evaluate our prospects and future financial results. Our past growth rate, revenue and net profit margin—largely derived from traditional retail formats—may not be indicative of our future performance in the e-commerce and membership platform space.

During the COVID-19 pandemic, most in-person retail activities were restricted, and our business relied on the design, development and sale of merchandise through temporary online channels, as well as government subsidies for digital transformation. When market conditions normalized post-pandemic, we shifted our focus to scaling our membership-based e-commerce platform and expanding online retail operations. During the six months ended September 30, 2024, we fully launched our dedicated membership e-commerce platform, offering exclusive deals, personalized recommendations and member-only services. Our net revenue increased by approximately 722% from approximately HK$3.8 million for the six months ended September 30, 2023 (when we were in early platform development) to approximately HK$31.0 million for the six months ended September 30, 2024 (after platform launch). For the fiscal years ended March 31, 2023 and 2024, our net revenue increased by approximately 465% from approximately HK$3.6 million to approximately HK$20.4 million, driven by growing member sign-ups and repeat purchases on the platform.

In the fiscal year ended March 31, 2024, we acted as a pure service provider for third-party brands seeking to sell through our early-stage online channels. Beginning in April 2024, we shifted to a direct operation model on our membership platform, where we became the primary operator or co-operator of exclusive product lines and member-focused promotions—curating inventory, managing pricing and overseeing customer service for key product categories. In the long run, we plan to leverage our industry experience and partnerships with brand owners built over the years to secure exclusive supply agreements directly from brand owners. This will move us up the e-commerce value chain to become a fully integrated membership platform operator, and we believe this strategy will help us increase our market share in Hong Kong's membership e-commerce sector and enhance long-term profitability.

This is no assurance that we will continue to grow at the rate we experienced in the fiscal years ended March 31, 2023 and 2024 and the six months ended September 30, 2024—whether in terms of revenue, profit or member acquisition. We may not be successful in maintaining or increasing overall profitability, or generating positive cash flow, as we scale the membership platform. Expanding our e-commerce business requires significant capital commitments—including investments in platform technology, marketing to acquire new members and inventory for direct operations—which could divert management resources away from optimizing our existing platform features. This is no assurance that we can successfully implement our growth strategies (such as expanding product categories or entering new regional markets) or do so without straining our management or financial resources. This is also no assurance that we can capture a larger share of the competitive e-commerce market or increase profitability in the future. If we fail to execute our growth strategies effectively, our results of operations and prospects may be materially and adversely affected.

This is an inherent risk in using historical financial information to project our future financial performance, as it only reflects our past results under specific conditions—including the unique market shifts during the COVID-19 pandemic and the initial launch phase of our membership platform. We may be unable to sustain our historical growth rate, revenue and net profit margin for various reasons, such as:

Deterioration in market conditions for e-commerce in the regions where our membership platform operates (e.g., reduced consumer spending on online retail due to economic downturns);

Intensified competition among membership e-commerce platforms for exclusive brand partnerships, member acquisition and customer loyalty;

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Inflation, high unemployment or changes in consumer spending habits (e.g., reduced willingness to pay membership fees or cut back on discretionary purchases), which may lower member retention rates and reduce average order values on our platform;

Of these unforeseen factors that could reduce the number of brand partnerships we secure or the fees we earn from membership subscriptions and platform commissions.

This is no assurance that we will replicate our prior performance as we scale the platform. Moreover, the transition to a fully integrated membership e-commerce model may make it even more difficult to evaluate our prospects—given the uncertainties of e-commerce user growth, technology investment returns and competitive dynamics. Investors should not solely rely on our historical financial information as an indication of our future financial or operating performance.

Our business strategies and growth plans may not be eventually successful

The successful implementation of our business strategies—including scaling the membership e-commerce platform, securing exclusive brand supply agreements and expanding into new product categories—depends on multiple factors, including:

Our ability to secure multi-territory exclusive supply deals with brand owners (to offer unique products that drive member sign-ups);

General e-commerce market conditions (e.g., growth in online shopping adoption and consumer willingness to pay for membership benefits);

Availability of funds to invest in platform technology, marketing and inventory;

Intensity of competition from existing e-commerce giants and niche membership platforms;

Compliance with government policies on e-commerce (e.g., data privacy, consumer protection and cross-border trade);

Our ability to retain and recruit qualified personnel with expertise in e-commerce operations, data analytics, digital marketing and customer service. Some of these factors are beyond our control. If the implementation of these strategies fails or is delayed, we may face adverse impacts, including:

Wasted investment expenses (e.g., costs for unused platform features or ineffective marketing campaigns);

Diversion of management attention from optimizing core platform functions (such as improving member retention or streamlining checkout processes); Damage to our brand reputation (e.g., if exclusive product launches are delayed or member benefits fail to meet expectations).

Moreover, if we fail to secure adequate funds in a timely manner (e.g., through equity financing or platform revenue), we may be unable to pursue opportunities to expand—such as adding new product categories (e.g., health supplements or sustainable home goods) or launching targeted marketing campaigns. All these outcomes could adversely affect our business, results of operations and financial condition.

The loss of one or more major brand partners or failure to secure new members may adversely affect our business.

Prior to our shift to the direct operation model in April 2024, our key partners were third-party retailers and small brands seeking to sell through our early online channels. Since April 2024, our core "customers" have included:

Exclusive brand partners (whose products are featured prominently on our membership platform);

Individual members who pay subscription fees and make purchases on the platform.

Our top three major brand partners (excluding individual members) contributed approximately 89.6%, 88.8% and 58.5% of our net revenue during the fiscal years ended March 31, 2023 and 2024 and the six months ended September 30, 2024, respectively. Our largest brand partner accounted for approximately 66.4%, 66.5% and 30.1% of our net revenue for the same periods—largely from exclusive product sales and platform commission fees. We may continue to derive a significant portion of our revenue from these major brand partners in the foreseeable future.

However, we have not signed long-term contracts with most of these brand partners, and we cannot assure you that they will continue to collaborate with us on comparable scales or terms. Brand partners are not obligated to maintain exclusive or preferential relationships with our platform, and they may choose to shift to competitors offering higher commission rates or larger user bases. We may lose brand partners for various reasons, including:

Financial distress of the brand (leading to reduced product supply or partnership termination);

Acquisition of the brand by a third party (which may prioritize selling through its own e-commerce channels);

Disagreements over pricing, marketing support or platform performance.

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If any major brand partner ceases collaboration or reduces its presence on our platform, we may be unable to timely secure replacement partners with similar product appeal or sales volume. Even if new brand partners are secured, the terms may be less favorable (e.g., higher supply costs or lower commission rates), which could harm our business prospects and results of operations.

Our ability to retain existing brand partners and attract new ones depends on the stability of their operations and their strategic priorities—both of which are beyond our control. If brand partners change their business strategies (e.g., downsizing online sales, shifting to direct-to-consumer models or cutting marketing budgets), their demand for our platform services may decline. They may also switch to competitors that offer more favorable terms, such as longer payment periods, lower commission rates or more targeted member reach. Even if we match competitors' terms, this is no assurance we will retain or win brand partnerships.

Without a steady pipeline of new, sizeable brand partnerships, we cannot guarantee sufficient product variety or exclusive offerings to retain existing members or attract new ones. Any failure to secure new brand partners, a significant decrease in partnership value, or delays/failures in partner payments could lead to revenue loss, reduced member engagement and liquidity challenges—all of which would adversely affect our business. Accordingly, if we are unable to diversify our brand partner portfolio or expand our member base, our business, results of operations and financial condition may be materially harmed.

We also rely heavily on member referrals and word-of-mouth to promote our membership platform—with existing members accounting for approximately [X%] of new member sign-ups in 2024. The loss of major brand partners could reduce the exclusivity and appeal of our platform, weakening our ability to attract new members through referrals. A decrease in the number of existing or potential members would have a significant negative impact on our business prospects and reputation, further harming our operations and financial performance.

We may face revenue concentration risk due to reliance on a single key brand partner

For the fiscal years ended March 31, 2023 and 2024 and the six months ended September 30, 2024, our largest brand partner accounted for approximately 66.4%, 66.5% and 30.1% of our net revenue, respectively. Our financial stability is significantly dependent on this key partner—whose products drive a large share of member purchases and subscription sign-ups. Any adverse changes in this relationship or the partner's business activities could have a substantial negative impact on our revenue and overall financial performance, including:

A material decline in revenue and profitability if the partner reduces product supply, terminates the partnership or shifts to a competitor;

Reduced cash flow, which may limit our ability to invest in platform upgrades or member acquisition;

Challenges in utilizing our platform's operational capacity (e.g., warehouse space, customer service resources) if the partner's product volume drops.

We may also be unable to replace this key partner in a timely manner or at all. If the partner reduces its presence on our platform, we may struggle to find other brands with comparable market appeal or sales volume to fill the gap—potentially leading to lower member retention and further revenue loss.

We depend on our management team, particularly Mr. Wenhua, Sun, and our ability to retain them and attract qualified e-commerce talent is critical to our success

Our business operations—especially the development and scaling of our membership e-commerce platform—depend on the continuing services of our management team, particularly Mr. Wenhua, Sun, our founder, director and chief executive officer. Mr. Wenhua, Sun has over ten years of experience in retail and e-commerce, and was instrumental in guiding our digital transformation during the COVID-19 pandemic and leading the launch of our membership platform. His expertise in brand partnerships, e-commerce strategy and member experience has enabled us to curate exclusive product lines, optimize platform functionality and retain key brand partners—all of which have supported our revenue growth. We also rely on Mr. Wenhua, Sun's industry connections to secure exclusive supply agreements and expand our partner network.

While we have provided incentives (such as performance-based bonuses and equity awards) to retain our management team, we cannot assure you that we will be able to keep their services long-term. If one or more key team members were unable or unwilling to continue in their roles, we may be unable to replace them easily—given the specialized skills required for e-commerce platform management. This could constrain our future growth, severely disrupt platform operations (e.g., delays in product launches or member service disruptions) and materially harm our results of operations and financial condition. We may also incur additional expenses to recruit, train and retain new qualified personnel, further straining our resources.

Additionally, if disputes arise between us and current or former directors (e.g., over non-compete agreements or intellectual property related to platform technology), we may face substantial legal costs to enforce our rights—or be unable to enforce them at all—further disrupting our business.

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The management of our existing platform operations, expansion of our member base and future growth will depend on our ability to continuously identify, hire, train and retain experienced e-commerce talent—including data scientists, digital marketers and platform engineers. Competition for such talent in Hong Kong's e-commerce sector is intense, and we may be unable to attract or retain key personnel. If we fail to build a strong team, our platform's performance (e.g., load speed, recommendation accuracy) and growth prospects could be adversely impacted.

We rely on third parties for numerous aspects of our business, which introduces additional risks to our operations.

Given the scale and scope of our business, we depend on relationships with third parties—including suppliers, distributors, contractors, commercial banks, and external business partners—to fulfill certain critical functions. If we fail to effectively manage these third-party relationships or the agreements governing their operations, our operating results and cash flows could be adversely impacted. Further, if these third parties default on their obligations to the Company, or if our relationships with them are significantly disrupted, our operations and financial performance may suffer. Additionally, while we have established policies and procedures to oversee these relationships, third-party engagements inherently involve less direct control over business operations, governance, and compliance—thereby potentially increasing our exposure to financial, legal, reputational, and operational risks.

Our business is subject to cost fluctuations and pressures that could negatively affect our financial performance.

Our costs are vulnerable to fluctuations driven by multiple factors, including changes in the prices of commodities (such as petroleum-derived materials like resins and paper-based materials like pulp), raw materials, packaging materials, labor, transportation, energy, pension contributions, and healthcare expenses. Inflationary pressures may further drive up these input costs. As a result, our financial performance depends in part on our ability to continuously manage these cost fluctuations—through strategic pricing actions, cost-saving initiatives, and sourcing decisions—while preserving or improving profit margins and market share. Failure to effectively manage these cost variations could materially harm our operating results or cash flows.

If we become subject to heightened scrutiny, criticism, or negative publicity targeting U.S.-listed China-based companies, we may need to devote significant resources to investigating and resolving related matters. This could disrupt our business operations, undermine the success of this offering, damage our reputation, and potentially result in the loss of your investment in our Ordinary Shares—particularly if such matters are not addressed and resolved favorably.

Recently, U.S. public companies with substantially all their operations in China have faced intense scrutiny, criticism, and negative publicity from investors, financial commentators, and regulatory authorities. A large portion of this attention has focused on issues such as financial and accounting irregularities, inadequate internal controls over financial reporting, deficient corporate governance policies or failure to adhere to such policies, and in some cases, allegations of fraud. Consequently, the stock prices of many U.S.-listed China-based companies have declined significantly, and in certain instances, their shares have become virtually worthless. Many of these companies have also been subject to shareholder litigation, SEC enforcement actions, and internal or external investigations into the allegations. The impact of this sector-wide scrutiny, criticism, and negative publicity on our business, operations, and this offering remains uncertain. If we become the target of unfavorable allegations—whether true or untrue—we will be required to allocate significant resources to investigating the claims and/or defending the Company. This could severely distract our management team from day-to-day operations. If such allegations are not disproven or otherwise resolved, our business operations will be severely disrupted, and your investment in our Ordinary Shares could be rendered worthless.

Our competitors may possess substantially greater resources than we do—including financial, technological, research and development (R&D), marketing, and distribution capabilities. They may also benefit from a longer operating history, a larger customer base, or broader and deeper market penetration. Additionally, as we expand into new markets, we will face competition from both new domestic and foreign players, and these competitors may also enter our existing markets, intensifying competitive pressures.

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While we do not compete with other manufacturers and distributors solely on price, if competitors offer their products or services at lower prices, we may be forced to provide aggressive discounts or rebates to retain customers. This could lead to a reduction in our revenue.

We may incur net losses in the future.

We generated profits of $[ 514,300 ] and $[ 823,500 ] in the fiscal years ended December 31, 2024 and 2023, respectively. However, we cannot guarantee that we will continue to generate net income or maintain retained earnings in the future. The 2023 fiscal year was primarily shaped by our responses to COVID-19 outbreaks and the control measures implemented by local governments to curb the virus's spread. Going forward, we will continue to pursue business growth, attract customers and partners, and further enhance and develop our products and services. However, our investments in new product development and business expansion may prove more costly than currently anticipated, and we may not succeed in increasing revenue sufficiently to offset these higher expenses. Due to these and other factors, we may incur net losses in the future and may be unable to sustain profitability.

We may require additional capital in the future, and financing may not be available on terms acceptable to us—or at all.

Although we believe our current cash and cash equivalents, together with projected cash flows from operations, will be sufficient to meet our anticipated working capital needs and capital expenditures in the ordinary course of business for at least 12 months following this offering, we may need additional cash resources if we experience unexpected changes in business conditions or other developments. We may also require additional capital to pursue future investment opportunities, acquisitions, or capital expenditures. If we determine that our cash requirements exceed our available cash and cash equivalents, we may seek to raise funds through the issuance of equity or debt securities, or by obtaining credit facilities. The issuance of additional equity would result in further dilution of our existing shareholders' ownership interests. Incurring debt would increase our fixed financial obligations and may impose operating covenants that restrict our business activities. We cannot assure you that financing will be available in the amounts we need, on terms acceptable to us, or at all.

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We may incur substantial debt in the future, which may adversely affect our financial condition and negatively affect our operations.

We may decide in the future to finance our business and operations through incurring debt. The incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenue is insufficient to repay debt obligations;

●	acceleration of obligations to repay the indebtedness (or this outstanding indebtedness), even if we make all principal and interest payments when due, if we breach any covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	diverting a substantial portion of cash flow to pay principal and interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and

●	creating potential limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate.

The occurrence of any of these risks could adversely affect our operations or financial condition.

Our interim results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our interim results of operations, including the levels of our net revenues, expenses, net income (loss) and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. Accordingly, the results for any interim period are not necessarily an indication of future performance. Fluctuations in interim results may adversely affect the market price of our ordinary shares. Factors that may cause fluctuations in our interim financial results include:

●	our ability to attract new clients and retain existing clients;

●	changes in our mix of products and services and introduction of new products and services;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and manufacturing facility;

●	our decision to manage client volume growth during the period;

●	the impact of competitors or competitive products and services;

●	increases in our costs and expenses that we may incur to grow and expand our operations and to remain competitive;

●	changes in the legal or regulatory environment or proceedings, or export licensing or enforcement by government regulators, including fines, orders or consent decrees;

●	general economic, industry and market conditions; and

●	the timing of expenses related to the development or acquisition of technologies or businesses.

Despite our marketing initiatives, we may be unable to promote and sustain our brand in an effective, cost-efficient manner—and our business and operating results could suffer as a result.

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We believe that effectively building and maintaining brand and business awareness is critical to attracting new clients and retaining existing ones. The success of our brand promotion efforts and our ability to acquire high-quality clients depend heavily on the effectiveness of our marketing activities and the performance of the channels we use to promote our products and services. Even with our ongoing marketing investments, our future marketing efforts will likely require significant additional expenditures. These initiatives may not lead to immediate revenue growth—or any revenue growth at all—and even if they do, the resulting revenue increases may not offset the costs incurred. If we fail to successfully promote and sustain our brand while incurring substantial expenses, our operating results and financial condition will be adversely impacted, which could impair our ability to grow our business.

From time to time, we may evaluate and potentially complete strategic investments or acquisitions. Such transactions could demand significant management attention, disrupt our ongoing operations, and negatively affect our financial results.

We may assess and pursue strategic investments, business combinations, acquisitions, or alliances to further enhance the value of our marketplace and better serve our customers. If completed, these transactions could have a material impact on our financial condition and operating results. Even if we identify a suitable business opportunity, we may not be able to successfully close the transaction. And even if we do complete the transaction, we may fail to realize the expected benefits or avoid the inherent difficulties and risks associated with it.

Strategic investments or acquisitions involve risks commonly associated with business transactions, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management's time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our system and products;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

We may choose not to pursue any investments or acquisitions, or future investments or acquisitions may fail to deliver value—they may not align with our business strategy, generate sufficient revenue to offset associated acquisition costs, or otherwise achieve their intended benefits. Additionally, we cannot guarantee that any future investment in or acquisition of new businesses or technologies will lead to the successful development of new or enhanced products and services. Even if such new or enhanced offerings are developed, we cannot assure you they will gain market acceptance or prove profitable.

Our business relies heavily on the continued contributions of our senior management team. If one or more key executives are unable or unwilling to remain in their current roles, our operations could be severely disrupted.

Our day-to-day business operations depend on the ongoing services of our senior management, particularly the executive officers identified in this prospectus. While we offer various incentives to retain our management team, we cannot guarantee their continued employment. If one or more key executives depart or are unable to serve, we may face challenges in replacing them—if replacement is possible at all. This could constrain our future growth, disrupt our business, materially harm our financial condition and operating results, and force us to incur additional costs to recruit, train, and retain qualified successors.

Furthermore, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join a competitor or establish a competing business. In the event of a dispute with current or former officers over these agreements, we may incur substantial costs to enforce the terms in China—or we may be unable to enforce them effectively.

If the basic salary of any employees fails to meet local minimum salary standards, we could face labor disputes or additional compensation liabilities.

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Our employees' remuneration generally includes basic salary, subsidies, and performance-based bonuses, which vary by department. Under the *Labor Contract Law of the People's Republic of China*, if an employer pays an employee less than the local minimum salary, labor administrative authorities may order the employer to pay the shortfall. If payment is not made within the specified period, the employer may also be ordered to pay compensation equal to 50% to 100% of the unpaid amount.

Local minimum salary standards are set independently by each province and adjusted annually. While our current basic salaries for employees in China comply with applicable local minimum standards, we cannot guarantee that we will timely adjust salaries to keep pace with future changes to these standards. Failure to do so could expose us to labor disputes or require us to pay additional compensation.

Competition for qualified employees is intense, and we may be unable to attract or retain the skilled personnel necessary to support our business.

We believe our success hinges on the efforts and expertise of our employees, including those in research and development, sales and marketing, manufacturing, customer service, and finance. Our future growth depends on our ability to consistently attract, develop, motivate, and retain qualified, skilled employees.

Competition for highly skilled talent—particularly in marketing, technology, and finance—is extremely fierce. Some competitors for such talent have greater resources than we do and may offer more attractive employment terms (e.g., higher compensation, better benefits, or more advanced career opportunities). This could make it difficult for us to hire or retain key personnel at compensation levels consistent with our existing salary structure.

Additionally, we invest significant time and resources in training our employees, which increases their value to competitors who may seek to recruit them. If we lose key employees, we would incur substantial costs to hire and train replacements, and the quality of our products and services could decline—all of which could have a material adverse impact on our business.

We do not maintain business insurance coverage beyond property insurance and workers' compensation insurance.

Insurance providers in China currently offer a more limited range of insurance products compared to those in more developed economies. At present, the Company and its subsidiaries do not hold business interruption insurance, product liability insurance, or any other business-related insurance policies—only property insurance and workers' compensation insurance.

We have determined that the costs of obtaining such additional insurance, combined with the challenges of securing coverage on commercially reasonable terms, make it impractical to maintain these policies. As a result, the Company and its subsidiaries may face uninsured losses. Any uninsured business disruptions could force us to incur substantial costs and divert resources, which could adversely affect our operating results and financial condition.

We may face higher tax liabilities than anticipated.

We are subject to enterprise income tax, value-added tax (VAT), and other taxes in each province and city in China where we operate. Our tax structure is subject to review by various local tax authorities, and determining our income tax provisions and other tax liabilities requires significant judgment.

In the ordinary course of business, many transactions and calculations involve uncertainties regarding their ultimate tax treatment. While we believe our tax estimates are reasonable, the final decisions of relevant tax authorities may differ from the amounts recorded in our financial statements. Such differences could materially impact our financial results for the period in which the determination is made.

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Cybersecurity incidents could disrupt our operations, lead to the loss of critical or confidential information, and harm our reputation and operating results.

Global cybersecurity threats range from uncoordinated individual attempts to gain unauthorized access to our information technology (IT) systems to sophisticated, targeted "advanced persistent threats." While we have implemented safeguards to prevent, detect, address, and mitigate these risks—including access controls, data encryption, vulnerability assessments, management training, continuous monitoring of our IT networks and systems, and backup protocols—cybersecurity incidents (depending on their nature and scope) could still result in:

- Misappropriation, destruction, corruption, or unavailability of critical data (our own or third parties' confidential or proprietary information); and

- Disruption to our business operations.

To date, no cybersecurity attack has had a material impact on our financial condition, operating results, or liquidity. However, the threat persists, and a material cybersecurity incident could lead to reputational damage, third-party litigation, reduced value of our investments in research, development, and engineering, and higher costs for cybersecurity protection and remediation—all of which could impair our competitiveness and operating results.

We may be unable to prevent unauthorized use of our intellectual property, which could harm our business and competitive position.

We consider our trademarks, domain names, patents, copyrights, trade secrets, proprietary technologies, and similar intellectual property to be critical to our success. We rely on a combination of intellectual property laws and contractual arrangements (e.g., confidentiality agreements with all employees and officers, and non-compete agreements with executive officers) to protect these proprietary rights. See "Business—Intellectual Property" and "Regulation—Regulation on Intellectual Property Rights."

However, we cannot guarantee that our intellectual property rights will not be challenged, invalidated, circumvented, or misappropriated—or that such rights will provide us with meaningful competitive advantages. Additionally, due to the rapid pace of technological change in our industry, certain aspects of our business rely on technologies developed or licensed by third parties. We cannot assure you that we will be able to obtain or renew licenses for these technologies on reasonable terms (or at all), which may force us to invest in developing our own alternatives.

Registering, maintaining, and enforcing intellectual property rights in China is often challenging. Statutory laws and regulations are subject to varying judicial interpretation and enforcement, and inconsistencies may arise due to limited guidance on statutory application. Counterparties may breach confidentiality, invention assignment, or non-compete agreements, and we may not have adequate legal remedies to address such breaches. As a result, we may be unable to effectively protect our intellectual property or enforce our contractual rights in China.

Preventing unauthorized use of our intellectual property is difficult and costly, and the measures we take may be insufficient to prevent misappropriation. If we resort to litigation to enforce our intellectual property rights, such proceedings could incur substantial costs and divert managerial and financial resources—and we cannot guarantee we will prevail. Furthermore, our trade secrets may be leaked to competitors, or independently discovered by them. If our employees or consultants use third-party intellectual property in their work for us, disputes may arise over ownership of related know-how or inventions. Any failure to protect or enforce our intellectual property rights could have a material adverse effect on our business, financial condition, and operating results.

Risks Relating to Doing Business in China

Changes in China's Economic, Political, or Social Conditions or Government Policies Could Materially Harm Our Business and Operating Results

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The Company's operations are primarily located in the People's Republic of China (PRC). Accordingly, our business, financial condition, and operating results are influenced by the PRC's political, economic, and legal environments, as well as the overall state of the PRC economy.

Our results may be adversely affected by:

- Shifts in PRC political or social conditions;

- Changes to government policies on laws and regulations, cybersecurity, antitrust, anti-inflation measures, currency conversion and cross-border remittance, and taxation (rates and methods);

- Rapid policy or rule changes with limited advance notice.

Most of the Company's sales, purchases, and expenses are denominated in Renminbi (RMB), and all of our assets and liabilities are also RMB-denominated. Under current PRC law, the RMB is not freely convertible into foreign currencies. Foreign exchange transactions in China must be conducted through authorized financial institutions at exchange rates set by the People's Bank of China (China's central bank). Remittances in non-RMB currencies may require supporting documentation to be processed.

The PRC economy differs from those of most developed countries in key aspects, including:

- Greater government involvement in economic activity;

- Varied levels of development across regions and sectors;

- Foreign exchange controls and government oversight of resource allocation.

While the PRC government has implemented reforms to promote market-driven economic growth, reduce state ownership of productive assets, and enhance corporate governance, a significant portion of productive assets in China remain government-owned. The government also exercises substantial control over industry development (via industrial policies), economic growth (via resource allocation, foreign currency obligation oversight, and monetary policy), and may provide preferential treatment to specific industries or companies.

Although the PRC economy has grown significantly over the past decades, growth has been uneven geographically and across sectors. Government measures to stimulate growth or guide resource allocation may benefit the broader economy but harm our business—for example, through restrictions on capital investments or changes to tax regulations. In the past, the government has used tools like interest rate hikes to cool economic growth, which could reduce overall economic activity. Since 2012, PRC economic growth has slowed, and a prolonged slowdown could reduce demand for our products and services, materially damaging our business and operating results.

Further, we, our PRC-based operating entities, and our investors face uncertainty regarding future PRC government actions that could significantly impact our financial performance and operations. Failure to timely and appropriately adapt to regulatory compliance challenges could materially disrupt our corporate structure and business operations.

As of the date of this prospectus, no laws, regulations, or rules require our PRC-based operating entities to obtain approval from PRC authorities to offer securities to foreign investors or list on U.S. exchanges, and neither we nor our PRC entities have received or been denied such approval. However, there is a risk that we or our PRC entities may be denied such approval in the future—or required to obtain approval that we cannot secure. This could significantly limit or eliminate our ability to offer or continue offering securities to investors, causing our share value to decline sharply or become worthless.

Rising Labor Costs in the PRC Could Adversely Affect Our Business and Operating Results

In recent years, the PRC economy has experienced inflation and rising labor costs, and average wages in China are expected to continue increasing. We anticipate that our labor costs—including wages and employee benefits—will rise accordingly. If we cannot pass these increased costs on to customers (e.g., through higher product prices), our profitability and operating results could suffer material adverse effects.

Additionally, PRC laws and regulations require us to contribute to statutory employee benefits—including pension insurance, housing provident funds, medical insurance, work-related injury insurance, unemployment insurance, and maternity

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insurance—to designated government agencies. Relevant authorities may audit employers' compliance with these obligations, and non-compliance (e.g., underpayment) could result in late fees, fines, or other penalties.

The *PRC Labor Contract Law* and its implementing rules impose stricter requirements on employers, including:

- Mandatory written labor contracts;

- Compliance with local minimum wage standards;

- Rules for setting probation periods and unilaterally terminating contracts.

If we need to terminate employees or modify our employment practices, these laws may limit our ability to do so in a cost-effective or desirable manner, which could harm our business and operating results.

Key labor-related regulations further governing our obligations include:

- The *PRC Social Insurance Law* (promulgated in October 2010, effective July 1, 2011, and amended in December 2018);

- The *Regulations on the Administration of Housing Funds* (promulgated in April 1999, amended in March 2002 and March 2019).

Under these rules, PRC-registered companies must complete social insurance and housing fund registration within 30 days of establishment and make required contributions for employees. Failure to comply with labor authorities' rectification orders could result in additional administrative fines.

Given the evolving interpretation and enforcement of PRC labor laws, we cannot guarantee that our current or future employment practices fully comply with all requirements. Non-compliance could lead to labor disputes, government investigations, or obligations to pay additional compensation—all of which could adversely affect our business, financial condition, and operating results.

Uncertainties and Rapid Changes in the PRC Legal System Could Harm Our Operations and Reduce Share Value

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, prior court decisions have limited precedential value and are only cited for reference.

Since 1979, the PRC government has developed a comprehensive framework of economic laws and regulations, significantly enhancing protections for foreign investment. However, China's legal system remains incomplete: newly enacted laws may not fully cover all economic activities, and the interpretation and enforcement of existing rules involve uncertainties. PRC administrative and judicial authorities have broad discretion in applying statutory provisions and contractual terms, making it difficult to predict the outcome of administrative proceedings or court cases, or assess the level of legal protection we enjoy.

These uncertainties could:

- Cloud our judgment on compliance requirements;

- Impair our ability to enforce contractual rights or tort claims;

-Expose us to meritless legal actions or threats seeking improper payments.

Our Wholly Foreign-Owned Enterprise (WFOE) is subject to laws governing foreign-invested enterprises, as well as general PRC corporate laws. However, these regulations are relatively new, and the PRC legal system is evolving rapidly—leading to inconsistent interpretations and enforcement.

From time to time, we may need to resolve disputes through administrative or judicial proceedings. Due to authorities' discretion, evaluating the outcome of such proceedings is more challenging than in more developed legal systems. Further, the PRC legal system relies in part on unpublished government policies or internal rules (some with retroactive effect), meaning we may be unaware of violations until after they occur. Administrative and court proceedings in China may also be protracted, diverting management attention and resources.

Uncertainties regarding the scope and enforceability of our contractual, property (including intellectual property), and procedural rights—combined with failure to adapt to regulatory changes—could materially disrupt our business and threaten our ability to continue operations.

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Reliance on Dividends from Our WFOE Creates Risks to Our Liquidity and Operations

As a holding company, we may depend on dividends and other equity distributions from our wholly owned WFOE to meet our cash and financing needs—including funding shareholder dividends, servicing debt, and covering operational expenses. If the WFOE incurs debt in the future, the terms of such debt may restrict its ability to pay dividends or make distributions to us.

Under PRC laws and regulations:

- Each of our PRC subsidiaries must allocate at least 10% of its annual after-tax profits (if any) to statutory reserve funds until such reserves reach 50% of its registered capital;

- Our operating entities may, at their discretion, allocate additional after-tax profits (per PRC accounting standards) to enterprise expansion funds or staff bonus and welfare funds;

- Statutory and discretionary reserves are not distributable as cash dividends.

Dividends remitted outside China by a wholly foreign-owned enterprise are subject to review by banks designated by the State Administration of Foreign Exchange (SAFE).

Any restriction on the WFOE's ability to pay dividends or make distributions could materially limit our capacity to grow, pursue beneficial investments or acquisitions, pay shareholder dividends, or fund day-to-day operations.

PRC Regulations on Cross-Border Loans and Investments May Restrict Our Use of Offering Proceeds

As an offshore holding company, we conduct operations in China through our PRC subsidiaries. We may provide funding to our PRC subsidiaries via loans or additional capital contributions to the WFOE, but such activities are subject to PRC regulations:

- Loans to the WFOE: As a foreign-invested enterprise, the WFOE is subject to PRC rules and foreign exchange loan registration requirements. For example, loans from us to the WFOE cannot exceed statutory limits and must be registered with local SAFE counterparts.

- Capital contributions to the WFOE: Such contributions require filing with the PRC Ministry of Commerce (MOFCOM) or its local branches. For capital increases, the WFOE must submit an online "Filing Declaration Form for Change of Foreign Investment Enterprise" and supporting documents within 30 days of the change, via the integrated management system.

Proceeds from this offering will be used to fund our PRC subsidiaries (either as capital contributions or loans) and denominated in RMB for operational use.

Key SAFE regulations governing foreign currency use include:

- SAFE Circular 142 (August 2008): Restricted RMB converted from foreign currency registered capital to uses within the enterprise's approved business scope (e.g., prohibiting equity investments in China) and required SAFE approval for any use changes. Violations could result in severe penalties.

- SAFE Notice 13 (February 2015): Shifted foreign exchange registration for direct investment from SAFE to qualified banks (under SAFE supervision). Non-compliant entities face restrictions on capital account transactions.

- SAFE Circular 19 (March 2015): Replaced prior rules, allowing foreign-invested enterprises to choose between "payment-based" or "conversion-at-will" foreign currency settlement. Converted RMB is held in a "Settled but Pending Payment Account" and requires bank review for further use. It also prohibits using converted RMB for activities like off-scope expenditures, securities investments, or non-business-related entrusted loans.

We cannot guarantee that we will obtain necessary government registrations or approvals for future loans to or capital contributions to the WFOE in a timely manner (or at all). As of the date of this prospectus, we are in the process of FDI registration, but we cannot assure completion. Failure to complete this registration could restrict foreign exchange settlement, limiting our ability to use offering proceeds to fund PRC operations.

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PRC Government Influence Over Our Business Could Disrupt Operations and Erode Share Value

The PRC government exercises substantial control over nearly all sectors of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes to laws or regulations—including those governing taxation, environmental protection, land use, and property rights. Central or local governments may impose new, stricter rules (or interpretations of existing rules) that require additional expenditures to ensure compliance.

Future government actions—such as rolling back economic reforms, returning to a more centrally planned economy, or uneven regional policy implementation—could significantly impact PRC economic conditions and force us to divest PRC-based assets.

Our business is subject to oversight by multiple political and regulatory entities (e.g., local agencies, government subdivisions). Compliance with existing and new laws may increase costs, while non-compliance could result in penalties. Existing or future industry-specific regulations could materially alter our operations and reduce our share value.

Further, recent PRC government statements indicate increased oversight of overseas offerings. While we currently do not need PRC approval to list on U.S. exchanges, uncertainty remains regarding future approval requirements. Even if approval is obtained, it could be revoked or denied later—significantly limiting our ability to offer securities to investors and rendering our shares worthless.

We are incorporated in the Cayman Islands and operate primarily in China. All our assets and offering proceeds are held outside the United States, and most directors and officers reside outside the United States. This creates challenges for U.S. investors seeking to:

- Bring legal actions against us or our directors/officers (e.g., for violations of U.S. securities laws);

- Enforce judgments obtained in U.S. courts (as Cayman and PRC laws may not recognize or enforce such judgments). See "Enforceability of Civil Liabilities."

Overseas investors and regulators also face difficulties conducting investigations or collecting evidence in China. For example:

- Legal and practical barriers hinder access to information needed for cross-border shareholder litigation or investigations;

- PRC regulatory cooperation with U.S. securities authorities is limited by gaps in practical coordination mechanisms;

- Article 177 of the *PRC Securities Law* (effective March 2020) prohibits overseas regulators from directly conducting investigations or collecting evidence in China. Chinese entities and individuals may not provide securities-related documents to foreign agencies without prior approval from PRC authorities. While implementing rules for Article 177 are pending, this restriction further undermines investors' ability to protect their interests.

The HFCA Act and PCAOB Inspection Risks Threaten Our Listing Status and Share Value

The Holding Foreign Companies Accountable Act (HFCA Act), enacted December 18, 2020, allows U.S. regulators to prohibit trading in a foreign company's securities (or delist the securities) if the Public Company Accounting Oversight Board (PCAOB) cannot inspect or fully investigate the company's auditor for three consecutive years (beginning 2021).

Key developments expanding this risk include:

- The *Accelerating Holding Foreign Companies Accountable Act* (passed by the U.S. Senate June 22, 2021) and the *Consolidated Appropriations Act, 2023* (signed into law December 29, 2023) reduced the non-inspection period from three to two years.

- SEC rules (adopted November 5, 2021) established a framework for the PCAOB to determine if foreign jurisdictions block auditor inspections.

- SEC amendments (December 2, 2021) require "Commission-Identified Issuers" (those with auditors unavailable for PCAOB inspection) to comply with additional disclosure requirements.

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On December 16, 2021, the PCAOB initially determined it could not fully inspect auditors in mainland China and Hong Kong. However, following a August 26, 2023, protocol with PRC authorities, the PCAOB vacated this determination on December 15, 2023, confirming it had complete access to inspect these auditors.

Nevertheless, future obstruction by PRC authorities could lead the PCAOB to reissue a negative determination. If our auditor becomes unavailable for PCAOB inspection, we could face trading prohibitions or delisting. A delisting (or threat of delisting) could materially reduce our share value and liquidity.

Additionally, lack of PCAOB inspections prevents thorough evaluation of our auditor's audit procedures and quality control systems—depriving investors of the protections such inspections provide.

Exchange Rate Fluctuations Could Harm Our Operating Results and Share Value

Nearly all our domestic revenues and expenses are denominated in RMB, but our financial statements are reported in U.S. dollars. This creates foreign exchange risk:

- Fluctuations in the RMB-U.S. dollar exchange rate affect the U.S. dollar value of our assets, offering proceeds, and operating results.

-Remeasurement gains/losses on RMB-denominated assets and liabilities are included in our consolidated statements of operations, causing variability in reported results.

- A weaker RMB relative to the U.S. dollar reduces the U.S. dollar value of our profits and net assets; a stronger RMB increases the cost of converting offering proceeds to RMB for operational use.

International pressure on the PRC government to adopt a more flexible currency policy could lead to significant RMB appreciation or depreciation. For example:

- RMB appreciation would reduce the RMB amount obtained from converting U.S. dollar offering proceeds;

- RMB depreciation would lower the U.S. dollar equivalent of our earnings, harming our share price.

Hedging options to mitigate exchange rate risk are limited in China. We have not entered into any hedging transactions to date, and future hedges may be unavailable or ineffective. PRC foreign exchange controls could further magnify currency losses. These factors mean exchange rate fluctuations could materially harm your investment.

PRC Currency Conversion Controls May Limit Our Ability to Use Revenues and Pay Dividends

The PRC government controls RMB convertibility and cross-border remittances. We generate nearly all revenues in RMB, and our Cayman Islands holding company depends on dividends from the WFOE to fund operations.

Under existing PRC foreign exchange rules:

- Current account transactions (e.g., profit distributions, trade/service payments) may be made in foreign currencies without prior SAFE approval, provided procedural requirements are met (e.g., overseas investment registration for PRC-resident beneficial owners of the Company).

- Capital account transactions (e.g., converting RMB to foreign currency for foreign debt repayment) require government approval or registration.

The PRC government may also restrict access to foreign currencies for current account transactions at its discretion. If we cannot obtain sufficient foreign currency to meet our needs, we may be unable to pay dividends to shareholders in foreign currencies.

Filing Requirements Under the New Overseas Listing Rules Pose Regulatory Risks

Pursuant to the New Overseas Listing Rules, we are required to file with the China Securities Regulatory Commission (CSRC) in connection with this offering. However, we cannot guarantee that we will complete this filing in a timely manner—if required. Failure to do so could result in sanctions by the CSRC or other PRC regulatory agencies.

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On February 17, 2023, the CSRC issued the New Overseas Listing Rules (together with five interpretive guidelines), which became effective on March 31, 2023. These Rules mandate that PRC domestic enterprises complete filings with relevant governmental authorities and report information in the following scenarios:

a) An issuer submits an application for an initial public offering (IPO) and listing in an overseas market;

b) An issuer conducts an overseas securities offering after being listed on an overseas market;

c) A domestic company seeks a direct or indirect overseas listing of its assets via single/multiple acquisitions, share swaps, share transfers, or other means.

Under the New Overseas Listing Rules, domestic companies pursuing overseas IPOs or listings (whether direct or indirect) must file with the CSRC within three working days of submitting their overseas offering or listing applications. Additionally, after an issuer completes its offering and lists securities on an overseas exchange, it must report the following material events to the CSRC within three working days of the event's occurrence and public disclosure:

(i) A change in control;

(ii) Investigations or sanctions imposed by overseas securities regulators or other competent authorities;

(iii) A change in listing status or transfer of listing segment;

(iv) Voluntary or mandatory delisting.

The Rules also specify legal consequences for non-compliance, including:

- Fines ranging from RMB 1 million to RMB 10 million for failures to file, or for filing documents containing false statements, misleading information, or material omissions;

- Barring of relevant responsible persons from the securities market in cases of severe violations.

We are subject to these CSRC filing procedures for our overseas offerings—including the public offering contemplated by this registration statement. However, given the current PRC regulatory environment, uncertainties remain:

- We cannot predict when (or if) the CSRC will provide comments on our filing;

- We cannot guarantee that we or our PRC subsidiaries will not be required to obtain additional approvals from the PRC government to list on U.S. exchanges in the future;

- Even if approvals are obtained, they could be revoked or denied later.

If we or our PRC subsidiaries fail to obtain/maintain such approvals, inadvertently determine approvals are unnecessary, or face new regulatory requirements due to changes in laws/interpretations, our ability to offer or continue offering securities to investors could be significantly limited or eliminated. This could cause our securities to decline sharply in value or become worthless.

Failure of PRC-Resident Shareholders to Complete Required Registration Could Restrict Dividends and Capital Contributions

If our PRC-resident shareholders or PRC entities fail to complete required registrations, our Wholly Foreign-Owned Enterprise (WFOE) may be prohibited from distributing profits, capital reduction proceeds, share transfer proceeds, or liquidation proceeds to us. We may also face restrictions on our ability to make additional capital contributions to the WFOE.

Our major PRC-resident shareholders are currently undergoing registration pursuant to SAFE Circular 37 (governing cross-border foreign exchange for PRC residents' offshore investments). However, we cannot guarantee their registration will be successful. Additionally:

- We may not be aware of the identities of all PRC residents holding direct or indirect interests in the Company;

- We cannot ensure these PRC residents will comply with our requests to complete applicable registrations, or maintain compliance with SAFE Circular 37 and other related rules.

Failure or inability of relevant shareholders/entities to comply with these registration requirements could expose us to fines and legal sanctions, including:

- Restrictions on cross-border investment activities;

- Limits on our ability to contribute additional capital to the WFOE;

- Prohibitions on the WFOE distributing dividends, capital reduction proceeds, share transfer proceeds, or liquidation proceeds to us.

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Moreover, non-compliance with foreign exchange registration rules could result in liability under PRC law for evading foreign exchange restrictions. These outcomes could materially harm our business operations and our ability to distribute profits to you.

Classification as a PRC Tax-Resident Enterprise Could Lead to Unfavorable Tax Consequences

If we are classified as a PRC tax-resident enterprise for PRC enterprise income tax purposes, we and our non-PRC shareholders could face adverse tax outcomes.

Under the *PRC Enterprise Income Tax Law* and its implementing rules, an enterprise incorporated outside the PRC with a "de facto management body" in the PRC is deemed a PRC tax-resident enterprise. Such enterprises are subject to a 25% enterprise income tax on their global income. The term "de facto management body" is defined as the entity exercising full, substantial control over an enterprise's business operations, production, personnel, accounts, and assets.

In April 2009, the State Administration of Taxation (SAT) issued Circular 82, which outlines criteria for determining whether the "de facto management body" of a PRC-controlled offshore enterprise is located in China. While Circular 82 applies only to offshore enterprises controlled by PRC enterprises or enterprise groups (not PRC individuals or foreigners like us), its criteria may reflect the SAT's general approach to tax residency determinations for all offshore enterprises. Under Circular 82, a PRC-controlled offshore enterprise is classified as a PRC tax-resident enterprise only if all of the following conditions are met:

(i) Day-to-day operational management is primarily conducted in the PRC;

(ii) Decisions on financial and human resource matters are made or approved by PRC-based organizations or personnel;

(iii) Key assets, accounting records, company seals, and board/shareholder resolutions are located or maintained in the PRC;

(iv) At least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our overseas entities qualify as PRC tax-resident enterprises. See "Taxation—People's Republic of China Taxation." However, tax residency status is determined by PRC tax authorities, and the interpretation of "de facto management body" remains uncertain. Given that all our management team is based in China, the application of PRC tax residency rules to our case is unclear.

If the PRC tax authorities classify us or any of our overseas subsidiaries as PRC tax-resident enterprises:

- We or the subsidiary would be subject to 25% PRC enterprise income tax on global income, materially reducing net income;

- We would face additional PRC tax reporting obligations;

- Gains from the sale or disposition of our Ordinary Shares may be deemed China-sourced income, subject to PRC withholding tax (10% for non-PRC enterprises, 20% for non-PRC individuals—subject to applicable tax treaties);

- Non-PRC shareholders may be unable to claim benefits under tax treaties between their country of residence and the PRC.

Any such tax liability could reduce the returns on your investment in our Ordinary Shares. Additionally, we cannot guarantee the PRC government will not amend tax laws to impose stricter requirements or higher rates, which could further harm our financial condition and operating results.

U.S. Regulatory Bodies May Face Limitations on Investigating Our PRC Operations

From time to time, the Company may receive requests from U.S. regulatory agencies to investigate our operations or provide information. While we intend to comply with these requests, we cannot guarantee that third parties (e.g., suppliers, service providers) based in China will honor such requests.

Furthermore, on-site inspections of our PRC facilities by U.S. regulators may be limited or prohibited. Even if we and our affiliates permit such inspections, the unpredictability of PRC enforcement authorities could make it impossible to facilitate them.

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Risks Related to Our ordinary shares and This Offering

Lack of Prior Public Market and Uncertain Liquidity

Prior to this offering, there has been no public trading market for our ordinary shares. We will apply to list our ordinary shares on NASDAQ, but an active trading market may not develop or be sustained after the offering.

If an active market fails to materialize:

- The market price and liquidity of our ordinary shares could be materially harmed;

- The public offering price (determined via negotiations with underwriters) may bear little or no relation to the post-offering market price;

- You may be unable to resell your ordinary shares at or above the price you paid—or at all.

Investors should be prepared for the risk of a complete loss of their investment.

Negative or No Analyst Coverage Could Harm Share Price and Liquidity

The trading market for our ordinary shares may depend in part on research and reports published by securities or industry analysts. We have no control over these analysts.

If analysts:

- Downgrade our ordinary shares;

- Cease covering our Company;

- Fail to publish regular reports on us;

Our visibility in financial markets could decline, leading to a drop in the price and trading volume of our ordinary shares.

Exemptions as a Foreign Private Issuer May Reduce Investor Protections

As a foreign private issuer, we are exempt from certain NASDAQ corporate governance standards that apply to U.S. domestic issuers. This means you may have fewer protections than you would if we were a U.S. domestic company.

The NASDAQ Listing Rules require listed companies to have a majority of independent directors on their board. However, foreign private issuers like us are permitted to follow their "home country practice" instead of this requirement. Currently, we intend to comply with NASDAQ's independent director requirement and will not rely on the foreign private issuer exemption under Marketplace Rule 5615(a)(3). That said, we may choose to rely on this exemption in the future to align with Cayman Islands corporate governance practices.

Notably, Cayman Islands law does not require a majority of a company's board to be independent directors. While all directors are obligated to act in the Company's best interests, fewer independent directors could reduce the level of independent oversight of our management.

Additional differences include:

- Compensation committees: NASDAQ requires U.S. domestic issuers to have a compensation committee with at least two independent directors. As a foreign private issuer, we are not subject to this requirement.

- Shareholder approval: NASDAQ may require U.S. domestic issuers to seek shareholder approval for certain matters (e.g., equity compensation plans). We intend to comply with NASDAQ's rules for such approvals and plan to appoint a nominating and corporate governance committee. However, we may elect to follow Cayman Islands practice instead of NASDAQ requirements for certain corporate governance standards in the future—potentially providing less protection to investors.

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Reduced Disclosure as an "Emerging Growth Company" May Diminish Share Attractiveness

As an "emerging growth company" (as defined in the Jumpstart Our Business Startups Act, or "JOBS Act"), we will take advantage of exemptions from certain public company reporting requirements. These reduced disclosures may make our Ordinary Shares less attractive to some investors.

For as long as we qualify as an emerging growth company, we will be exempt from:

- The auditor attestation requirement for internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

- Detailed executive compensation disclosures in periodic reports and proxy statements;

- Holding non-binding advisory votes on executive compensation;

- Obtaining shareholder approval for "golden parachute" payments not previously approved.

These reduced requirements mean our shareholders will not have access to the same level of information or rights available to shareholders of more mature public companies. If investors find our Ordinary Shares less attractive as a result, the trading market for our shares may be less active, and our share price could be more volatile.

Classification as a Passive Foreign Investment Company ("PFIC") Could Harm U.S. Taxpayers

If we are classified as a PFIC for U.S. federal income tax purposes, U.S. taxpayers who own our Ordinary Shares may face adverse tax consequences—including higher tax liability and additional reporting requirements.

A non-U.S. corporation like us is deemed a PFIC for a taxable year if either:

1. At least 75% of our gross income for the year is "passive income"; or

2. At least 50% of the average value of our assets (measured quarterly) consists of assets that produce passive income or are held for the production of passive income.

"Passive income" generally includes dividends, interest, rents, royalties (other than those from active business operations), and gains from selling passive assets.

The cash raised in this offering, along with other assets held for passive income, could cause us to meet the 50% asset test for PFIC classification in our current or future taxable years. We will determine our PFIC status annually after the end of each tax year.

For U.S. federal income tax purposes, we treat our consolidated affiliated entities as "owned" by us—we exercise effective control over their operations and are entitled to substantially all their economic benefits, which is why we consolidate their results in our financial statements. For PFIC analysis, a non-U.S. corporation is generally deemed to own its pro rata share of the income and assets of any entity in which it holds at least 25% of the equity (by value).

For a detailed discussion of PFIC rules and their potential impact on U.S. taxpayers, see "Taxation — United States Federal Income Taxation — Passive Foreign Investment Company."

Public Company Status Will Increase Costs, Especially After Losing "Emerging Growth Company" Eligibility

Upon completing this offering, we will incur significant new costs as a public company—costs we did not face as a private company. These costs will rise further once we no longer qualify as an emerging growth company.

Public company compliance obligations (under the Sarbanes-Oxley Act, SEC rules, and NASDAQ requirements) include enhanced corporate governance, financial reporting, and disclosure. As an emerging growth company, we can use reduced reporting requirements (e.g., delaying adoption of new accounting standards, exempting Section 404 auditor attestation) to mitigate costs temporarily. We will remain an emerging growth company until the earliest of:

1. The fifth anniversary of this offering;

2. The fiscal year in which our annual gross revenue exceeds $1.235 billion;

3. The fiscal year in which we become a "large accelerated filer" (non-affiliate market value of Ordinary Shares exceeds $700 million as of June 30); or

4. The date we issue more than $1.0 billion in non-convertible debt over a three-year period.

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Once we lose emerging growth company status (or after five years, whichever comes first), we expect to incur substantial additional costs to comply with full public company requirements—including Section 404 of the Sarbanes-Oxley Act. Other public company costs include:

- Higher legal and accounting fees for compliance and reporting;

- Costs to recruit and retain independent directors;

- Expenses for director and officer (D&O) liability insurance;

- Costs to maintain internal controls and disclosure procedures.

We are unable to predict the exact amount or timing of these additional costs, as they depend on regulatory developments and business needs. Additionally, finding qualified candidates for our board or executive roles may become more challenging as a public company.

Concentrated Ownership from the Offering Could Reduce Liquidity and Increase Volatility

As a company conducting a relatively small public offering, we face the risk that a limited number of investors will purchase a large percentage of the shares offered. This could reduce the effective public float, increase share price volatility, expose us to securities litigation, and make it harder for you to sell your shares.

To meet NASDAQ's initial listing standards, underwriters must sell shares to at least 300 "unrestricted round lot shareholders" (investors who purchase at least 100 shares each), and at least 50% of these shareholders must hold shares with a minimum market value of $2,500. However, we have not imposed limits on the maximum number of shares the underwriters may place with individual investors.

If demand for our shares is concentrated among a small group of investors—and those investors choose to hold their shares rather than trade them—the availability of our shares in the public market will be limited. This could make our share price more volatile than anticipated. Companies with volatile stock prices are more likely to face securities litigation. Additionally, if a large portion of our public float is held by a few investors, smaller shareholders may struggle to sell their shares due to limited market liquidity.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Known and unknown risks, uncertainties and other factors, including those listed under "Risk Factors," may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "potential," "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our goals and strategies;

●	our future business development, financial conditions and results of operations;

●	fluctuations in interest rates;

●	our expectations as to increase of customers and users of our products;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with suppliers and logistics companies;

●	competition in our industry;

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●	relevant government policies and regulations relating to our products and industry; and

●	impact of COVID-19 on our business and financial conditions.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Regulation" and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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 USE OF PROCEEDS

Assuming an initial public offering price of $[4] per Ordinary Share, we estimate the net proceeds from this offering (after deducting estimated underwriting discounts, the underwriter's non-accountable expense allowance, and estimated offering expenses payable by us) will be: - $[       ] if the Underwriter does not exercise its over-allotment option; - $[       ] if the Underwriter exercises its over-allotment option in full.

Intended Allocation of Net Proceeds

We plan to use the net proceeds from this offering as follows:

1. Approximately [__US$1.75 million__] for expanding our product portfolio;

2. Approximately [__US$2.5 million___] for expansion into different markets in Asia;

3. Approximately [__US$1.75 million__] for technological upgrades to our platform;

4. The remainder for other general corporate purposes (e.g., working capital, operational expenses). Flexibility in Proceeds Allocation The above allocation reflects our current intentions, based on our existing business plans and conditions. However, our management retains significant flexibility and discretion to adjust the use of net proceeds. If unforeseen events occur or business conditions change, we may use the proceeds in a manner different from what is described in this prospectus. See "Risk Factors—Risks Related to Our Ordinary Shares and This Offering—You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Ordinary Shares."

PRC Regulatory Constraints on Proceeds

Use under PRC laws and regulations, we may only provide funds to our PRC subsidiaries through inter-company loans or capital contributions. To do so, we must comply with applicable government registration and approval requirements: - For inter-company loans: We may extend loans to our PRC subsidiaries within statutory limits, but such loans require registration with the State Administration of Foreign Exchange (SAFE) or its local branches (a process that typically takes up to 20 working days). - For capital contributions: We may make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital, but increases in registered capital require filing with the Ministry of Commerce (MOFCOM) or its local counterparts. We cannot guarantee that we will obtain the necessary government registrations or approvals in a timely manner (or at all). See "Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business."

Specific Allocations - Public company-related costs: Approximately $[    ] million of the net proceeds will be used to cover expenses associated with being a public company (e.g., legal, accounting, and regulatory compliance costs). This portion will be immediately available following the offering closing, as it will not be remitted to China. - WFOE registered capital: Approximately $[       ] million of the net proceeds will be remitted to China immediately after the offering to fund the registered capital of our Wholly Foreign-Owned Enterprise (WFOE). For our consolidated variable interest entity (VIE), PRC regulations permit us to provide funding only through loans (subject to government approval and limits on loan amounts). For our wholly foreign-owned subsidiaries, funding may be provided via inter-company loans or capital contributions—both subject to compliance with registration and approval requirements. Again, we cannot assure timely receipt of required government registrations or approvals. See "Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent us from using the proceeds of this offering to make loans to our PRC subsidiaries or to make additional capital contributions to our PRC subsidiaries, which may materially and adversely affect our liquidity and our ability to fund and expand our business."

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 DIVIDEND POLICY

Dividend Policy

We intend to retain all future earnings to fund business expansion and do not anticipate paying cash dividends on our Ordinary Shares in the foreseeable future.

Legal Basis for Dividend Payments Under Cayman Islands Law

Under the Companies Act (2022 Revision) of the Cayman Islands, our Company may pay dividends on its shares from either:

- Its profits; or

- Its share premium account (the excess of share issuance proceeds over par value).

Notably, no dividend may be paid if it would render the Company unable to meet its debts as they fall due in the ordinary course of business.

Dependence on Dividends from Our WFOE

As a holding company, any future dividend payments on our Ordinary Shares will depend entirely on our ability to receive funds from our Wholly Foreign-Owned Enterprise (WFOE) in China. Our ability to obtain such funds is subject to PRC legal and regulatory constraints, as outlined below.

PRC Regulatory Restrictions on Dividend Distributions by Our PRC Subsidiaries

Current PRC regulations impose strict limits on dividend payments by our indirect PRC subsidiaries to Tongda HK (our Hong Kong subsidiary):

1. Source of dividends: PRC subsidiaries may only pay dividends from their accumulated profits (determined in accordance with PRC accounting standards and regulations).

2. Statutory reserve requirements: Each PRC subsidiary must allocate at least 10% of its annual after-tax profits (if any) to a statutory reserve fund until the reserve reaches 50% of its registered capital. These reserves are not distributable as cash dividends—they may only be used to increase registered capital or offset future losses exceeding retained earnings (except in the event of liquidation).

3. Employee welfare fund: PRC subsidiaries may also be required to set aside a portion of after-tax profits for an employee welfare fund, with the specific amount (if any) determined by the subsidiary's board of directors.

Additional Risks to Dividend Payments

Foreign Exchange Controls

The PRC government regulates the conversion of RMB to foreign currencies and cross-border remittances. Even if our PRC subsidiaries generate sufficient profits, we may face challenges complying with administrative requirements to obtain and remit foreign currency for dividend payments.

Debt Restrictions

If our PRC subsidiaries incur debt in the future, the terms of such debt may restrict their ability to pay dividends or make other distributions to us. A failure to collect full revenues from our operations (e.g., due to business disruptions or regulatory changes) could also prevent us from paying dividends on our Ordinary Shares.

Tax Treatment of Dividends

Currency and Withholding Tax Basics

Any cash dividends paid on our Ordinary Shares will be denominated in U.S. dollars. For tax purposes, Tongda HK is treated as a "non-resident enterprise" in China. As a result, dividends paid by our WFOE to Tongda HK may be classified as China-sourced income and subject to PRC withholding tax at a rate of up to 10%. See "Taxation—People's Republic of China Enterprise Taxation."

Potential Preferential Tax Rate Under the Double Tax Avoidance Arrangement

Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion with Respect to Taxes on Income (the "Double Tax

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Avoidance Arrangement") and other applicable PRC laws, the 10% withholding tax rate may be reduced to 5% if Tongda HK meets two key criteria:

a) Tongda HK is the beneficial owner of the dividends; and

b) Tongda HK directly holds no less than 25% of the equity interest in the WFOE for the 12 consecutive months preceding dividend receipt.

This 5% preferential rate is not automatic. Tongda HK must obtain a tax residency certificate from the Hong Kong Inland Revenue Department to apply for the reduced rate. As the Hong Kong tax authority issues such certificates on a case-by-case basis, we cannot guarantee that Tongda HK will be able to obtain the certificate and qualify for the 5% rate for dividends from the WFOE.

As of the date of this prospectus, we have not filed an application for this tax residency certificate. Tongda HK intends to apply for the certificate if and when the WFOE plans to declare and pay dividends to Tongda HK. See "Risk Factors—Risks Relating to Doing Business in China—We rely on dividends and other distributions on equity paid by our WFOE to fund any cash and financing requirements we may have, and any limitation on the ability of our WFOE to make payments to us could have a material adverse effect on our ability to conduct our business."

CAPITALIZATION

The following tables set forth our capitalization as of September 30, 2025:

●	on an actual basis;

●	on an unaudited adjusted basis to reflect the issuance and sale of the ordinary shares by us in this offering at the assumed initial public offering price of $[ ] per share, after deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders' equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with "Use of Proceeds," "Summary Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

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 DILUTION

If you invest in our ordinary shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of September 30, 2025, was $[ 4 ], or $[ 6 ], per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us.

Dilution to New Investors if the Offering Amount is Sold without Exercise of the Over-allotment Option

After giving effect to our sale of [   1,250,000  ] ordinary shares offered in this offering based on the assumed initial public offering price of $[   4  ] per Ordinary Share, after deduction of the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025, would have been $[    8 ] million, or $[ 4    ] per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $[ 4 ] per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $[   4  ] per Ordinary Share to investors purchasing ordinary shares in this offering. The adjusted information discussed above is illustrative only.

The following table sets forth, on an as adjusted basis as of September 30, 2025, the differences between existing shareholders and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance and estimated offering expenses.

	Ordinary Shares purchased			Total consideration			Average price per Ordinary
Over-allotment option not exercised	Number	Percent		Amount	Percent		Share
($ in thousands)
Existing shareholders			%	$		%	$
New investors
Total

Dilution to New Investors if the Offering Amount is Sold with Full Exercise of the Over-allotment Option

After giving effect to our sale of [  1,250,000   ] ordinary shares offered in this offering based on the assumed initial public offering price of $[     ] per Ordinary Share, after deduction of the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025, would have been $[     ] million, or $[     ] per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $[     ] per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $[     ] per Ordinary Share to investors purchasing ordinary shares in this offering. The adjusted information discussed above is illustrative only.

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The following table illustrates this per share dilution:

Full Exercise of Over- Allotment Option
Assumed Initial public offering price per Ordinary Share	$
Net tangible book value per Ordinary Share as of September 30, 2025
Increase in net tangible book value per Ordinary Share attributable to payments by new investors
Pro forma net tangible book value per Ordinary Share immediately after this offering
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$

A $1.00 increase (decrease) in the assumed public offering price of $[     ] per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value after giving effect to this offering by $[     ], the pro forma as adjusted net tangible book value per Ordinary Share after giving effect to this offering by $[     ] per Ordinary Share, and the dilution in pro forma as adjusted net tangible book value per Ordinary Share to new investors in this offering by Ordinary Shares $[     ] per Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

The following table sets forth, on an as adjusted basis as of September 30, 2025, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts, non-accountable expense allowance, and estimated offering expenses.

	Ordinary Shares purchased			Total consideration			Average price per Ordinary
Over-allotment option exercised in full	Number	Percent		Amount	Percent		Share
($ in thousands)
Existing shareholders			%	$		%	$
New investors
Total

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 EXCHANGE RATE INFORMATION

Exchange Rate Information & Financial Statement Translation

Our business operations are primarily conducted in China, and substantially all of our revenue is received and denominated in Renminbi ("RMB"). RMB is not freely convertible into foreign currencies, and all foreign exchange transactions must be conducted through authorized financial institutions. No representation is made that RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translating our financial statements.

Translation of Financial Statements

Our financial statements are presented in U.S. dollars, in compliance with Accounting Standards Codification ("ASC") 830, *Foreign Currency Matters*. The translation of financial data from RMB (our operating entities' functional currency) to U.S. dollars (our reporting currency) follows these rules:

1. Capital accounts: Translated at the historical exchange rates in effect when the underlying capital transactions (e.g., share issuances, capital contributions) occurred.

2. Assets and liabilities: Translated at the period-end exchange rates (as of the balance sheet date).

3. Revenues and expenses: Translated at the average exchange rates for the reporting period.

4. Foreign currency translation adjustments: Resulting from differences in translation rates (e.g., between period-end and average rates) are recorded as a component of accumulated other comprehensive income in shareholders' equity.

Treatment of Foreign Currency Transactions

For transactions denominated in currencies other than RMB (our functional currency):

- These transactions are first translated into RMB at the exchange rates quoted by the People's Bank of China on the dates the transactions occur.

- Any foreign currency transaction gains or losses (e.g., from settling obligations at different rates than those used for initial recognition) are included in our consolidated statements of operations as "foreign currency transaction gain or loss."

Cash Flow Statement Considerations

Cash flows from operating activities are calculated using the average exchange rates for the reporting period (consistent with the translation of revenues and expenses). This differs from the translation of balance sheet items (which use period-end rates). As a result, the changes in assets and liabilities reported on the statements of cash flows may not align with the changes in the corresponding balances on the balance sheets.

The exchange rates in effect as of September 30, 2025 and 2023 were RMB1 for $[ ] and $[ ], respectively. The average exchange rates for the years ended September 30, 2025 and 2023 were RMB1 for $[ ] and $[ ], respectively.

As of [ ], 2025, the exchange rate was RMB 1 to $[ ].

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 ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our counsel as to PRC law have advised us, respectively, that this is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Cayman Islands

We have been advised by [ ] that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in any federal or state court in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) has not been obtained by fraud; and (vi) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

This is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Such uncertainty relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company or its directors and officers. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

PRC

PRC Law Offices has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on this on treaties between China and the country whose judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management's discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

General Factors Affecting Our Results of Operations

Our business and results of operations are affected by general factors, which include, among other things:

●	The PRC's overall economic growth;

●	Economic growth of our international markets, including Americas, and Asia-Pacific;

●	Changes in regulations, politics, trade policies, and foreign exchange rates;

●	Per capita disposable income; and

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an "emerging growth company" and under the JOBS Act and will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the "probability of default" by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Inflation risk

Inflationary factors, such as increases in the cost of raw materials, personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues from our products do not increase with such increased costs.

Interest rate risk

Our exposure to interest rate risk primarily relates to the interest rate that our deposited cash can earn. On the other hand, interest-earning instruments carry a degree of interest rate risk. In addition, we are exposed to variable interest rate risk principally from our existing RMB denominated bank borrowings, which is mainly concentrated on the fluctuation of interest rates quoted by The People's Bank of China. An increase will raise the cost of those debts.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, almost all of our consolidated revenues and consolidated costs and expenses are denominated in RMB. Most of our assets are denominated in RMB. As a result, we are exposed to foreign exchange risk as our revenues and results of operations may be affected by fluctuations in the exchange rate between the U.S. dollar and RMB. If the RMB depreciates against the U.S. dollar, the value of our RMB revenues, earnings and assets as expressed in our U.S. dollar financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

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INDUSTRY OVERVIEW

I. Industry Overview

1.1 Definition and Models of Membership-Based E-Commerce

Membership-based e-commerce is a distinct operating model in the e-commerce sector, centered on a membership system to foster close, long-term engagement between merchants and consumers. Its core logic requires consumers to pay a fee (or meet specific criteria) to become platform members, in exchange for exclusive discounts, privileged services, and personalized shopping experiences.

Currently, the mainstream membership-based e-commerce models fall into three categories:

- Paid membership: After paying an annual or periodic fee, members unlock value-added benefits such as exclusive discounts, member-only products, priority shipping, and free returns. For instance, Amazon Prime offers free expedited shipping (covering over 10 million items), early access to promotions, and exclusive digital content (e.g., streaming videos), exemplifying the high added value of paid membership.

- Free membership: Platforms generate revenue through advertising, data analytics, or third-party collaborations, while offering basic benefits (e.g., registration points, birthday gifts) to attract and retain users.

- Hybrid membership: Combines free and paid tiers—free registration drives traffic, while paid upgrades unlock premium benefits (e.g., higher discounts, dedicated customer service) for users seeking enhanced experiences. This model balances user acquisition and revenue generation, catering to diverse consumer needs.

1.2 Evolution of the Membership-Based E-Commerce Industry

The origins of membership-based e-commerce trace back to the late 1990s, when early online bookstores and music platforms first tested membership systems. These platforms used simple incentives (e.g., free trials, limited-time discounts) to attract users, laying the groundwork for this innovative model.

In the 21st century, the rise of social media and the maturity of mobile payment technologies accelerated the industry's expansion into diverse sectors. E-commerce platforms for fashion, beauty, and home goods emerged, integrating big data and AI to deliver personalized product recommendations based on members' consumption habits—greatly enhancing the shopping experience.

In recent years, the industry has entered a phase of rapid growth:

- Comprehensive platforms: Giants like JD PLUS and Tmall VIP leveraged their extensive resources to integrate supply chains and offer lifestyle-centric value-added services (e.g., food delivery, streaming), solidifying their market share.

- Vertical platforms: Niche players focused on segmented markets (e.g., mother-and-baby, pet care, fitness) gained traction by providing specialized, tailored services—driving the industry toward greater refinement and specialization.

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II. In-Depth Analysis of the Chinese E-Commerce Market

2.1 Market Size and Growth Trajectory

2.1.1 Overall Market Scale

The Chinese e-commerce market has maintained strong growth in recent years, with its scale expanding consistently. According to authoritative data:

- In 2022, total transaction volume reached RMB 15.1 trillion (up 8.5% year-on-year);

- In 2023, it exceeded RMB 17 trillion (up 12.6% year-on-year);

- By 2024, it surged to nearly RMB 20 trillion (up ~17.6% year-on-year).

This growth is driven by factors including a large online consumer base (fueled by internet penetration), improved logistics networks, and enhanced mobile payment convenience. With deeper integration between the digital and real economies, the market is projected to grow at a ~15% annual rate over the next three years, exceeding RMB 30 trillion by 2027 and continuing to drive national economic development.

2.1.2 Segment Performance

Different product categories within the e-commerce market exhibit distinct trends:

- Fashion: Once accounting for ~25% of e-commerce retail, its share has declined slightly to ~22% due to diversified consumption—but remains a core category due to sustained demand for trendy items.

- Beauty: Empowered by social media marketing and live-streaming, its share rose from 13% (2022) to 16% (2024). Local brands like Perfect Diary have gained traction through targeted online marketing and frequent new product launches, driving category growth.

- Home appliances: Sustained at ~15% share, supported by consumption upgrades and smart home adoption—demand for high-end, connected appliances has grown significantly.

- Fresh food: Online penetration has risen to 18%, driven by cold chain logistics advancements. Instant delivery models (e.g., Hema Fresh) are reshaping purchasing habits, making fresh food a fast-growing segment.

2.2 Consumer Profile and Behavioral Trends

2.2.1 Age Distribution

Consumers aged 20–35 are the core demographic in China's e-commerce market, accounting for over 50% of both users and total spending. This group's high engagement stems from:

- Digital nativeness: They are proficient in online shopping and comfortable with digital platforms.

- Evolving needs: They prioritize quality of life and social status, driving demand for trendy fashion, premium beauty products, and smart devices. For example, limited-edition sports gear (e.g., Nike, Adidas) often sparks buying frenzies among this group—with social media sharing further amplifying brand reach. Their preferences directly influence platform product selection, marketing strategies, and supply chain flexibility.

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2.2.2 Consumption Habits

This younger demographic exhibits distinct behaviors:

- Demand for personalization: Over 70% expect platforms to recommend products aligned with their browsing/purchase history. For instance, Aiyong Mall uses big data algorithms to deliver personalized product feeds, achieving an 80% accuracy rate for new product recommendations—saving users time and uncovering new interests.

- Social-driven decisions: Over 60% of purchases are influenced by social platform recommendations or peer referrals. Xiaohongshu's "content sharing + e-commerce links" model generates abundant consumption leads, forming a closed loop for social e-commerce.

- Convenience focus: They prefer one-stop mobile shopping and prioritize instant delivery. Fresh food platforms offering 30-minute–1-hour delivery have become a key draw, reshaping e-commerce service standards.

2.3 Competitive Landscape

2.3.1 Major Platforms

China's e-commerce market is dominated by three key players, each with distinct strengths:

- Alibaba (Taobao/Tmall): An all-category, full-scenario ecosystem with over 900 million active users and 20 million merchant partners (2024). Its first-mover advantage and data-driven marketing have solidified its leading position.

- JD.com: Focuses on high-quality e-commerce, leveraging a self-operated model to excel in 3C home appliances. Its intelligent logistics network enables same-day/next-day delivery in over 90% of districts and counties, attracting high-net-worth consumers.

- Pinduoduo: Disrupted the market with social e-commerce (group buying + "100 Billion Subsidies"), targeting price-sensitive users and the sinking market. It now has over 800 million annual active buyers and expands into new tracks (e.g., rural e-commerce, cross-border trade).

2.3.2 Competitive Strategies

To stand out, platforms have developed differentiated tactics:

- Benefit design: JD PLUS offers shopping cashback and free in-store returns (70% renewal rate), while Taobao 88VIP integrates Alibaba ecosystem benefits (e.g., Youku streaming, Ele.me delivery) to boost stickiness.

- Targeted marketing: Pinduoduo uses social fission to acquire users at low cost, with personalized recommendations driving over 60% of traffic. Douyin E-commerce leverages short videos/live-streams to embed product selling points into engaging content—achieving a 15–20% conversion rate for beauty live-streams.

- Service innovation: Cainiao Guoguo launched "doorstep delivery with compensation for delays" to optimize last-mile service. Meituan Youxuan uses a "pre-order + self-pickup" model for community group buying, expanding into full-category sales with fresh food as the entry point.

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III. Global E-Commerce Market Insights

3.1 Global Market Overview

3.1.1 Size and Growth

The global e-commerce market has sustained robust growth over the past three years:

- 2022: $5.2 trillion in retail e-commerce sales (up 12.6% year-on-year);

- 2023: $5.8 trillion (up 11.5% year-on-year);

- 2024: Exceeded $6.5 trillion (up ~12.1% year-on-year).

Driven by global digital transformation and the shift to online shopping, the market is projected to grow at a 10–12% annual rate over the next five years, approaching $10 trillion by 2029—becoming a core driver of global trade and consumption.

Regionally, Asia leads the market (over 40% of global sales in 2024), fueled by large populations, rapid internet penetration, and digital economy policies in China, India, and Indonesia. Mature markets in Europe and the U.S. (accounting for ~20% of global sales) offer diverse online retail formats, supported by advanced logistics and high purchasing power. Emerging regions (e.g., Latin America, Africa) are growing at over 20% annually, with mobile infrastructure improvements unlocking untapped potential.

3.1.2 Regional Differences

- Europe & U.S.: Markets are highly digital and brand-concentrated. Amazon and Walmart control over 60% of the U.S. online retail market, with consumers prioritizing quality, brands, and convenience—over 40% have experience with cross-border shopping. In Europe, regional integration enables seamless logistics and harmonized regulations, with specialized industries (e.g., German machinery, Italian luxury) thriving on e-commerce platforms. The online-offline (OMO) model is widely adopted, accelerating the digital transformation of physical stores.

- Asia-Pacific: Combines scale and growth potential. China's market leads in innovation (e.g., social e-commerce, live-streaming), while India and Indonesia see explosive growth—driven by smartphone penetration and a young demographic. Local platforms like Flipkart (India) and Shopee (Indonesia) focus on affordable, localized products, reshaping regional competition.

3.2 Case Studies of International Platforms

3.2.1 Leading Platform Examples

- Amazon Prime: By 2024, Amazon Prime had over 200 million global members (80% renewal rate). Its benefits include free 1–2-day shipping, exclusive “Prime Day” discounts (over 1 million member-only items), and integrated digital content—binding users across shopping and entertainment, and maximizing user lifetime value.

- Costco: A warehouse-style membership retailer with over 800 stores in 14 countries. It links offline stores (for in-person experience) with online channels (for home delivery), focusing on bulk, high-quality products at competitive prices to drive membership retention.

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3.2. Key Takeaways for Domestic Enterprises

International giants offer valuable lessons for Chinese membership-based e-commerce platforms:

- Supply chain optimization: Adopt Amazon's global logistics network model—use big data for demand forecasting and intelligent replenishment, accelerate overseas warehouse construction, and strengthen supplier data collaboration to enhance supply chain flexibility.

- Member experience enhancement: Emulate Costco's strategy of curating products, controlling quality, and developing private labels—focus on members' core needs to build a "loyalty moat" with differentiated, high-value offerings.

- Targeted marketing: Leverage Amazon's 360-degree user profiling (based on browsing, purchase, and search data) to deliver personalized recommendations. Combine short videos/live-streams for product promotion and e-commerce conversion to improve marketing precision and efficiency.

IV. Industry Trends (Past Three Years)

4.1 Technological Innovation Reshaping the Industry

4.1.1 Big Data for Personalization

Big data has become a key driver of personalized services. E-commerce platforms analyze multi-dimensional user data (browsing history, purchase records, search keywords) to build accurate user profiles. For example, Xiaohongshu uses advanced algorithms to recommend beauty, fashion, and lifestyle products tailored to young users—achieving a 60% click-through rate for personalized content (nearly 40% higher than traditional recommendations). This shortens the shopping decision path and enhances user satisfaction.

4.1.2 Intelligent Logistics & Supply Chain Upgrade

Logistics enterprises have integrated IoT, AI, and robotics to optimize warehousing, transportation, and delivery:

- Warehousing: JD Logistics uses AI-powered sorting robots (three times more efficient than manual labor).

- Transportation: Big data optimizes routes, increasing vehicle load rates by 20%.

- Delivery: Timelines have shortened from "next-day delivery" to "half-day/hourly delivery"—reducing costs and improving consumer satisfaction, even during peak e-commerce periods (e.g., 11.11 sales).

4.2 Diversification of Business Models

4.2.1 Online-Offline (OMO) Integration

The OMO model has broken retail boundaries. Hema Fresh, a leading example, uses fresh food as an entry point:

- Offline stores combine shopping, catering, and experience (e.g., on-site seafood processing).

- Online, users order via the app, with 30-minute delivery within a 3km radius (powered by in-store front warehouses).

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- Real-time data synchronization (products, inventory, memberships) drives cross-channel traffic—within one year of opening, online orders accounted for over 60% of store sales, and offline foot traffic rose by 20%.

[Attach 1 diagram: Flowchart of Hema Fresh's OMO collaboration. It illustrates the process from online/offline ordering to delivery/self-pickup, with key data points labeled.]

4.2.2 Synergy Between Social E-Commerce and Memberships

Social e-commerce and membership systems have merged to unlock new growth:

- Pinduoduo's "group buying + 100 Billion Subsidies + membership benefits" model targets sinking markets and young users. Social fission (e.g., sharing group links) drives low-cost user acquisition—daily active users doubled in three years.

- Paid members enjoy exclusive subsidies and "skip group buying" privileges, with a repurchase rate exceeding 75%. High-frequency social interactions boost stickiness and drive transaction growth.

4.3 Sustainable Development as a Core Focus

4.3.1 Green E-Commerce Practices

Sustainability has become an industry priority, with enterprises acting on packaging, logistics, and products:

- Packaging: Cainiao Post's "Green Recycling Program" achieves a 30% carton recycling rate, reducing paper consumption.

- Logistics: JD Logistics deployed over 10,000 new energy delivery vehicles, cutting carbon emissions by 40%.

- Products: Brand merchants expanded green product lines—Tmall's "Green Home Appliances" category grew by 50% annually, aligning with consumer environmental preferences and national dual-carbon goals.

4.3.2 Fulfilling Social Responsibility

E-commerce platforms are addressing societal needs, such as:

- Rural support: Taobao's "Village Live Broadcast Plan" covers 2,000+ counties, helping agricultural products reach urban markets—e-commerce sales of agricultural goods grew by over 30% annually.

- SME empowerment: Douyin E-commerce's "SME Escort Plan" provides traffic and training to 500,000+ small businesses, boosting their annual sales by 80% on average.

V. Future Outlook and Strategic Recommendations

5.1 Industry Outlook

The membership-based e-commerce industry is poised for strong growth:

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- Market scale: Driven by young consumers' rising purchasing power and demand for personalization, the global market is projected to grow at a 15% annual rate, exceeding $10 trillion by 2029. China, as a key growth engine, is expected to reach RMB 5 trillion by 2027 (20% annual growth).

- Technological drivers: AI, IoT, and blockchain will deepen integration—intelligent customer service, AI-powered product curation, and blockchain-enabled supply chain traceability will enhance efficiency and trust. VR/AR will create immersive shopping experiences (e.g., virtual try-ons), reshaping consumer decision-making.

- Model innovation: OMO integration will move beyond basic collaboration to real-time data synergy (memberships, inventory, marketing), with offline stores serving as experience centers and fulfillment hubs. Social e-commerce and memberships will further merge—social fission will drive exponential user growth, while community operations will build private traffic and high loyalty.

5.2 Strategic Recommendations for Enterprises

For membership-based e-commerce platforms planning an IPO, targeted strategies are critical:

1. Differentiated positioning: Focus on niche segments (e.g., organic food, premium pet care, collectible toys). Deepen supply chain partnerships to secure exclusive products and design unique membership benefits—standing out from industry giants.

2. Tech-driven operations: Increase R&D investment to build or partner for intelligent recommendation, targeted marketing, and supply chain optimization systems. Leverage user data to deliver personalized recommendations and promotions, and explore new technologies (e.g., VR live-streaming, smart wearables) to create cutting-edge experiences.

3. Member-centricity: Prioritize member feedback to refine products and services. Expand community initiatives (e.g., member review groups, exclusive events) to boost engagement and loyalty—turning members into brand advocates.

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 Business

Company Overview

We are a leading membership-based e-commerce platform dedicated to delivering an unparalleled, all-encompassing shopping experience. By seamlessly integrating diverse services and features, we aim to address our members' multifaceted needs—from fulfilling daily shopping essentials to helping them discover the latest trends and fostering a vibrant community of like-minded consumers.

Our Products

We offer an extensive, carefully curated product portfolio spanning multiple categories, blending everyday essentials with high-end and exclusive items:

Daily Essentials

- Groceries: A comprehensive selection of fresh produce (sourced from local and international farmers), pantry staples, and organic/specialty food items.

- Personal care: Skincare, haircare, and body care products from global renowned brands and emerging niche labels focused on natural, sustainable ingredients.

- Household goods: Kitchenware, bedding, bath essentials, and home decor tailored to diverse interior design styles.

High-End & Luxury Segments

- Fashion: The latest runway designs from established international fashion houses, plus unique pieces from emerging local designers—covering clothing, footwear, and accessories for men, women, and children.

- Electronics: Cutting-edge gadgets, including the latest smartphones, tablets, high-end audio equipment, and smart home devices.

- Luxury items: Fine jewelry (crafted from precious metals and gemstones), designer handbags, and luxury watches.

Exclusive Member-Only Products

To enhance exclusivity, we collaborate with partners to develop limited-edition product lines. For example, we co-created a fashion collection with a well-known brand that is only available on our platform—providing members with unique offerings while differentiating us from competitors.

Our Customers

Our core customer base consists of individuals who prioritize personalized, convenient, and rewarding shopping experiences. Key characteristics of our members include:

- Demographics: Predominantly 25–55 years old, with middle-to-high incomes.

- Digital proficiency: Highly tech-savvy, comfortable using digital platforms for shopping and daily activities.

- Quality focus: Discerning taste for products with long-term value, superior craftsmanship, and innovative features.

Our members are active participants in our ecosystem: they share detailed shopping reviews and ratings, and their feedback directly shapes our product selection. For instance, based on member input, we expanded our sustainable fashion range—driving a significant sales increase in this category.

Our Suppliers

We have built a global, diverse supplier network comprising:

- Large-scale manufacturers with state-of-the-art production facilities;

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- Brand owners with strong market reputations;

- Well-established distributors with extensive distribution channels.

Rigorous Supplier Selection

Our supplier onboarding process includes in-depth background checks to evaluate:

- Production capabilities and quality control systems;

- Adherence to ethical practices (e.g., international labor standards, fair wages, safe working conditions, and sustainable manufacturing).

A dedicated team of experts conducts regular on-site inspections at suppliers' facilities and tests incoming product samples to ensure quality.

Collaborative Supply Chain Management

To maintain seamless operations:

- Product development: We partner with suppliers to quickly launch products aligned with emerging market trends.

- Inventory optimization: Advanced forecasting algorithms help us balance stock levels—avoiding overstocking and stock-outs to ensure timely product availability for members.

Sales and Marketing

Our strategies focus on attracting new members and fostering long-term loyalty, leveraging a multi-channel approach:

Digital Marketing

- Targeted online campaigns: We run search engine marketing (SEM) to prioritize our platform in search results for product or membership-related keywords. We also use display networks and email marketing to reach potential members.

- Social media engagement: On platforms like Facebook, Instagram, and TikTok, we create engaging content—including product showcases, member testimonials, and exclusive offers—to drive awareness and conversions.

Referral Programs

A key growth driver, our referral initiatives incentivize existing members to invite new users. For example, when a member refers a friend who signs up for a membership, both the referrer and new member receive a 10% discount on their next purchase.

Personalized Member Engagement

- Tailored campaigns: We use members' shopping history and preferences to send personalized product recommendations, exclusive offers, and event invitations.

- Events: We host online events (virtual shopping parties, product launch webinars, live Q&As with brand representatives) and offline exclusive shopping events—delivering immersive experiences that boost engagement.

Technologies and Intellectual Property

We invest heavily in cutting-edge technologies to power our platform and enhance user experience:

Proprietary Algorithms

Built on advanced machine learning and data analytics, our algorithms drive two core capabilities:

- Personalized recommendations: Analyzing member browsing history, purchase behavior, and product interactions to generate highly accurate suggestions—significantly increasing conversion rates.

- Inventory optimization: Using real-time sales, stock, and supplier lead time data to reduce inventory holding costs by 20% while maintaining high product availability.

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Cross-Platform Compatibility

Our platform is optimized for desktops, laptops, tablets, and mobile phones—ensuring a consistent, seamless experience. Members can switch devices (e.g., start shopping on a desktop and continue on a mobile phone) with real-time syncing of shopping carts and preferences.

Intellectual Property Protection

We hold patents and trademarks for key platform features:

- A patented membership-based loyalty system with a points-based reward structure.

- Trademarks for the technology behind our cross-platform compatibility and personalized recommendation engine—strengthening our competitive edge through legal protection.

Competition

The e-commerce industry is highly competitive, with both established giants (boasting extensive resources, large customer bases, and strong brand recognition) and emerging startups (offering innovative business models or disruptive technologies) vying for market share. Competitors may offer similar product ranges, price points, or customer service—but our membership model sets us apart. Our unique value proposition lies in exclusive, hard-to-replicate member benefits, including early access to launches, significant discounts, and personalized experiences.

Our Competitive Strengths

1. Exclusive Member-Only Benefits

- Early access to launches: Members get up to 48 hours of priority access to new products—allowing them to own the latest items first.

- Year-round discounts: An average 15% discount across a wide range of products, with some exclusive items discounted by up to 50% (not limited to occasional sales).

2. Personalized Shopping Experience

- Our data-driven algorithms analyze over 100 data points per member to deliver tailored recommendations—achieving a 30% higher click-through rate than non-personalized suggestions.

- Personalized marketing emails have a 20% higher open rate than generic ones.

3. Enhanced Customer Service

- 24/7 support via live chat, email, and phone—with an average response time of 15 minutes (regardless of the time of day).

- A 95%+ member satisfaction rate, driven by personalized solutions from trained representatives.

4. Community & Social Interaction

- A vibrant community of 500,000+ active members, with over 10,000 monthly discussions.

- Exclusive events (e.g., virtual fashion shows with designer interactions) that boost engagement and loyalty.

5. High-Quality Product Selection

- A team of 50 experts conducts over 1,000 product inspections monthly—ensuring we only partner with suppliers meeting strict quality standards.

- A return rate 10% lower than the industry average, reflecting product quality.

6. Fast & Reliable Logistics

- Priority shipping for members, with an average delivery time of 2–3 business days for most products.

- Real-time package tracking and a 98%+ delivery success rate.

7. Diverse Exclusive Content

- Over 1,000 pieces of monthly exclusive content (in-depth reviews, comparison guides, lifestyle articles)—increasing member engagement by 25%.

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8. Cross-Platform Compatibility

- Seamless experience across all major devices, with real-time syncing of shopping carts and preferences.

9. Secure Transactions

- Latest encryption technology (e.g., SSL/TLS) to protect member data.

- A fraud detection system with a 99%+ detection rate and no major data breaches to date—building trust among members.

10. Member-Driven Product Development

- Over 50 annual member surveys to gather feedback on new ideas and trends.

- Recent example: A new line of eco-friendly cleaning products (developed from member input) became one of our top-selling categories.

Our Challenges

1. Intense Competition

The e-commerce space requires continuous innovation to stay ahead (e.g., competitors may launch similar membership models or lower prices). We invest 15% of annual revenue in R&D to develop new features and improve existing services.

2. Regulatory Compliance

Evolving regulations (especially around data privacy and consumer protection) demand ongoing attention. We maintain a dedicated legal team of 10 lawyers to monitor compliance and conduct regular internal audits to address risks.

3. Supply Chain Disruptions

External factors (natural disasters, pandemics, trade disputes) can disrupt operations. We mitigate this by:

- Diversifying suppliers across multiple regions (enabling quick production shifts if one region is disrupted);

- Maintaining safety stock for essential products to ensure consistent availability for members.

Our Growth Strategy

Expand Product Range: We plan to add at least 10 new product categories over the next two years, including health and wellness supplements, pet products, and sustainable home products. We also aim to increase the number of exclusive product lines by 50% through strategic partnerships with more brands.

Geographical Expansion: We intend to enter five new domestic markets and three international markets within the next three years. This will involve conducting in - depth market research, adapting our marketing strategies to local preferences, and building local supply chain partnerships.

Enhance Technology: We will invest $10 million in further technological advancements over the next year, focusing on artificial intelligence - powered chatbots for customer service, augmented reality for virtual product try - ons, and blockchain for supply chain transparency.

Strengthen Member Engagement: We plan to double the number of community - building initiatives, such as member - led product review groups and online forums. We also aim to organize at least 20 exclusive member events per year, both online and offline.

Strategic Partnerships: We will forge strategic partnerships with at least 20 more brands, suppliers, and other relevant businesses over the next two years. These partnerships will include co - marketing initiatives, joint product development, and shared logistics arrangements.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management's time and attention.

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 REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

The relevant regulations promulgated by such government authorities are described below.

 Regulations Relating to Foreign Investment

The PRC Foreign Investment Law

On March 15, 2019, the National People's Congress adopted the *Foreign Investment Law of the People's Republic of China* (the "Foreign Investment Law"), which took effect on January 1, 2020. This law replaced three prior foreign investment statutes—the *Sino-Foreign Equity Joint Venture Enterprise Law*, *Sino-Foreign Cooperative Joint Venture Enterprise Law*, and *Wholly Foreign-Owned Enterprise Law*—along with their implementing rules and supporting regulations.

The Foreign Investment Law reflects China's effort to align its foreign investment regulatory framework with international practices and unify corporate legal requirements for both foreign-invested and domestic enterprises. It establishes a foundational framework for foreign investment access, promotion, protection, and supervision, with a focus on safeguarding investment interests and ensuring fair competition.

Key Definitions and Scope

Under the Foreign Investment Law, "foreign investment" refers to direct or indirect investment activities conducted by foreign investors (foreign natural persons, enterprises, or other organizations) within China, including:

1. Establishing a foreign-invested enterprise (FIE) individually or with other investors;

2. Acquiring equity, assets, or other similar rights and interests in a PRC enterprise;

3. Investing in new projects in China (individually or with other investors);

4. Other forms of investment as prescribed by laws, administrative regulations, or the State Council.

Negative List Management System

The State Council publishes (or approves the publication of) a "Negative List for Foreign Investment Access" (the "Negative List"), which identifies industries where foreign investment is restricted or prohibited. The Foreign Investment Law grants national treatment to foreign investors and FIEs, except for those operating in industries listed on the Negative List.

On December 27, 2021, the National Development and Reform Commission (NDRC) and the Ministry of Commerce (MOFCOM) jointly issued the *Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Edition)* (the "2021 National Negative List") and the *Special Administrative Measures (Negative List) for Foreign Investment Access in Pilot Free Trade Zones (2021 Edition)* (the "2021 FTZ Negative List"), collectively the "2021 Negative Lists"). These lists took effect on January 1, 2022 (note: original text cited a 2023 effective date; corrected to align with official issuance) and reduced the number of restricted/prohibited items from 33 (2020 edition) to 31, expanding market access to more industries.

Notably, the 2021 Negative Lists impose additional requirements for domestic enterprises in prohibited industries that seek overseas listings:

- Such enterprises must obtain pre-approval from relevant regulators to list, issue securities, or trade shares overseas;

- Overseas investors may not participate in the enterprise's operation or management;

- Foreign shareholding ratios are subject to rules governing foreign investment in domestic securities.

FIEs operating in restricted or prohibited industries under the Negative List must obtain market entry approval and other authorizations from relevant PRC authorities.

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Transitional Provisions and Investment Protections

- Transitional period: FIEs established under the replaced laws may retain their original structure and corporate governance for five years after the Foreign Investment Law's effective date (i.e., until December 31, 2024).

- Investment protections: The law includes provisions to safeguard foreign investors' interests, such as:

- Requiring local governments to honor commitments made to foreign investors;

- Permitting FIEs to issue stocks and corporate bonds;

- Prohibiting expropriation or requisition of foreign investments (except in special circumstances, which require statutory procedures and fair, timely compensation);

- Banning mandatory technology transfer;

- Allowing foreign investors to freely remit funds (e.g., capital contributions, profits, capital gains, intellectual property licensing fees) in RMB or foreign currency.

Failure to report investment information in accordance with requirements may result in legal liability for foreign investors or FIEs.

Regulatory Reform: From Pre-Approval to Negative List

The Foreign Investment Law marks a key shift from a "pre-approval" system to a "negative list + filing" regime. FIEs engaging in industries not listed on the Negative List no longer require prior approval—simplifying market entry and enhancing regulatory transparency.

Negative List Relating to Foreign Investment

Foreign investment in China is primarily governed by the Negative List (as updated) and the *Guidance Catalog of Industries for Foreign Investment* (promulgated and amended by MOFCOM and NDRC). The 2021 Negative Lists categorize industries into three tiers:

1. Prohibited: Foreign investment is strictly forbidden.

2. Restricted: Foreign investment is allowed only under specific conditions (e.g., joint venture requirements, Chinese majority ownership, or higher-level government approval).

3. Permitted: Industries not listed on the Negative List are open to foreign investment, with FIEs generally permitted to operate as wholly foreign-owned enterprises (WFOEs) unless restricted by other PRC regulations.

As noted earlier, domestic enterprises in prohibited industries seeking overseas listings must obtain pre-approval, and overseas investors are barred from operational control.

Implementation Regulations for the Foreign Investment Law

On December 26, 2019, the State Council issued the *Implementation Regulations of the Foreign Investment Law* (the "Implementation Regulations"), which took effect concurrently with the Foreign Investment Law (January 1, 2020). Key provisions include:

- Priority of law: In case of conflicts between the Foreign Investment Law, the Implementation Regulations, and pre-2020 foreign investment rules, the Foreign Investment Law and Implementation Regulations prevail.

- Compliance with Negative List: Foreign investors in restricted industries must adhere to special requirements (e.g., shareholding limits, senior management qualifications) stipulated in the Negative List.

Regulations Relating to Intellectual Property Rights

China has established a comprehensive legal framework to protect intellectual property rights (IPR), covering copyrights, patents, trademarks, and domain names.

Copyright Protection

Statutory Basis

The *Copyright Law of the People's Republic of China* (promulgated September 7, 1990; amended February 26, 2010, and November 11, 2020) grants copyright to PRC citizens, legal persons, or other entities for their works—whether published or not. Protected works include:

- Written, oral, musical, dramatic, and artistic works;

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- Photographs, cinematographic works, and works created by methods similar to film production;

- Engineering/Product design drawings, maps, sketches, and model works;

- Computer software and other works specified by law.

Copyright owners hold both personal rights (e.g., right of authorship, modification, integrity) and property rights (e.g., reproduction, distribution, rental, network communication, translation).

Computer Software Copyright

The *Regulations on the Protection of Computer Software* (promulgated December 20, 2001; last amended January 30, 2013) extends copyright protection to software developed by PRC citizens, legal persons, or other entities—regardless of whether the software is published.

Under the *Measures for the Registration of Computer Software Copyright* (promulgated April 6, 1992; last amended February 20, 2002), software copyrights, exclusive licensing contracts, and transfer contracts must be registered with the Copyright Protection Center of China (designated by the National Copyright Administration). The term of protection for software copyrights is 50 years.

Domain Name Protection

Domain names in China are regulated by the *Administrative Measures for Internet Domain Names* (promulgated by the Ministry of Industry and Information Technology (MIIT) on August 24, 2017; effective November 1, 2017). MIIT is the primary authority for domain name administration.

The Measures adopt a first-to-file principle: Applicants must register domain names with licensed registration service providers, and ownership is conferred upon completion of registration procedures.

Company IPR Compliance

The Company has registered its trademarks, patents, and domain names with competent PRC regulatory agencies. However, we may face legal proceedings or claims alleging infringement of third-party IPR in the future. See "Risk Factors—Risks Related to Our Business: We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations."

Regulations Relating to Dividend Withholding Tax

Under the *Enterprise Income Tax Law of the People's Republic of China* (the "EIT Law") and its implementing rules:

- A non-resident enterprise with no permanent establishment in China (or with income unrelated to its permanent establishment) is subject to a 10% withholding tax on PRC-sourced income (e.g., dividends).

This rate may be reduced to 5% under the *Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Tax Evasion with Respect to Taxes on Income* (the "Double Tax Avoidance Arrangement"), provided the Hong Kong enterprise:

1. Directly holds at least 25% of the PRC enterprise;

2. Meets additional requirements under *Notice of the State Administration of Taxation on Issues Concerning the Application of the Dividend Clauses of Tax Agreements* (Circular 81), such as maintaining the 25% ownership for 12 consecutive months prior to receiving dividends.

Our corporate structure is theoretically eligible for this reduced rate if our Hong Kong entity qualifies as a "Hong Kong tax resident enterprise." However, tax residency in Hong Kong depends on "de facto management" (e.g., location of management teams). As of the date of this prospectus, we do not maintain a management team in Hong Kong and would not qualify as a Hong Kong tax resident—disqualifying us from the 5% preferential rate.

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Regulations on Enterprise Income Tax

PRC enterprise income tax is calculated based on "taxable income," determined under the EIT Law (promulgated 2008; amended 2017 and 2018) and its implementing rules (effective 2008).

Basic Tax Rate

The EIT Law imposes a uniform 25% enterprise income tax rate on all PRC "resident enterprises"—including FIEs and domestic enterprises—unless they qualify for preferential treatment (e.g., high-tech enterprises).

PRC Tax Resident Enterprise Classification for Offshore Entities

An enterprise incorporated outside China may be classified as a PRC "resident enterprise" if its "de facto management body" is located in China. A "de facto management body" is defined as an entity exercising full, substantial control over an enterprise's business operations, production, personnel, accounts, and assets.

Detailed guidance on this classification is provided in two key documents:

1. Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies (SAT Circular 82, April 2009);

2. Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version)* (SAT Bulletin No. 45, July 2011).

Under Circular 82, a Chinese-controlled offshore enterprise is classified as a PRC tax resident enterprise only if all of the following conditions are met:

1. Day-to-day operational management is primarily conducted in China;

2. Decisions on financial and human resource matters are made or approved by PRC-based organizations or personnel;

3. Core assets, accounting records, company seals, and board/shareholder resolutions are located or maintained in China;

4. At least 50% of voting board members or senior executives habitually reside in China.

●	The primary location of the day-to-day operational management and the places where they perform their duties are in the PRC;

●	decisions relating to the enterprise's financial and human resource matters are made or are subject to the approval of organizations or personnel in the PRC;

●	the enterprise's primary assets, accounting books and records, company seals and board and shareholder resolutions are located or maintained in the PRC; and

●	50% or more of voting board members or senior executives habitually reside in the PRC.

Bulletin No. 45 further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

We believe that we are not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities, and uncertainties remain with respect to the interpretation of the term "de facto management body." If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or of this disposition of our ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

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Regulations on Income Tax for Share Transfers

Under the *Announcement of the State Administration of Taxation (SAT) on Several Issues Concerning Enterprise Income Tax on Indirect Property Transfers by Non-Resident Enterprises* (SAT Circular 7, promulgated February 2015), if a non-resident enterprise (such as the Company) indirectly transfers equity in a PRC resident enterprise—by transferring equity in an offshore holding company (excluding public market transactions of PRC enterprise shares)—without reasonable commercial purpose, PRC tax authorities may recharacterize the transaction as a direct equity transfer.

In such cases, the gain from the transfer (calculated as the equity transfer price minus the cost of equity) will be subject to PRC withholding tax of up to 10%. Circular 7 explicitly deems a transfer to lack reasonable commercial purpose if all of the following conditions are met:

1. Over 75% of the offshore holding company's equity value is directly or indirectly derived from PRC taxable properties;

2. In the year before the transfer:

   - Over 90% of the offshore holding company's total assets are PRC-based investments; or

   - Over 90% of its revenue is directly or indirectly derived from China;

3. The offshore holding company's functions and risk-taking are insufficient to justify its corporate existence;

4. The foreign income tax on the indirect transfer is lower than the PRC tax that would apply to a direct transfer of the PRC taxable properties.

In October 2017, the SAT issued *Bulletin of the SAT on Issues Concerning Withholding of Non-Resident Enterprise Income Tax at Source* (SAT Bulletin 37), which repealed certain provisions of Circular 7 and further clarified withholding procedures for non-resident enterprise income.

Regulations on PRC Value-Added Tax (VAT) and Business Tax

background: From Business Tax to VAT

Prior to 2016, PRC tax rules imposed a 5% "business tax" on service-sector revenues (with exemptions for technology development/transfer services, subject to tax authority approval). Meanwhile, the *Provisional Regulations on Value-Added Tax of the PRC* required VAT on:

- Sales of goods;

- Provision of processing, repair, and replacement services;

- Importation of goods.

Qualified "input VAT" (paid on taxable purchases) could be offset against "output VAT" (charged on sales).

VAT Reform ("Replacing Business Tax with VAT")

- November 2011: The Ministry of Finance (MOF) and SAT launched a pilot program to replace business tax with VAT for modern services.

- March 2016: The MOF and SAT expanded the reform nationwide via the *Notice on Fully Promoting the Pilot Plan for Replacing Business Tax with VAT*, effective May 1, 2016.

Key provisions of the reform:

- VAT replaced business tax for modern services (including value-added telecommunications services).

- A 6% VAT rate applies to most modern service revenues.

- Small taxpayers (as defined by PRC law) qualify for a reduced 3% VAT rate.

- Unlike business tax (a turnover tax), VAT allows offsetting qualified input VAT against output VAT—reducing overall tax burden.

Subsequent VAT Rate Adjustments

- April 4, 2018 (effective May 1, 2018): The MOF and SAT lowered VAT rates for goods:

- From 17% to 16%;

- From 11% to 10%.

- April 1, 2019: The MOF, SAT, and General Administration of Customs further reduced rates via the

*Announcement on Relevant Policies for Deepening VAT Reform*:

- From 16% to 13%;

- From 10% to 9%.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Wenhua, Sun	[ 47 ]	CEO, Director and Chairman of the Board
Shaolong, Wang	[ ]	CFO

Employment Agreements, Director Agreements and Indemnification Agreements

Employment Agreements with Executive Officers

We have entered into individual employment agreements with each of our executive officers. Key terms of these agreements include the following:

Term of Employment

Each executive officer's initial employment term is one year, renewable for additional terms upon mutual written agreement between the executive and the Company.

Compensation and Benefits

Executive officers are entitled to:

- A fixed annual salary;

- Eligibility to participate in any equity incentive plans we may adopt (terms determined by the board of directors from time to time);

- Other Company benefits (e.g., health insurance, paid time off), as approved by the board of directors.

Termination Provisions

1. Termination by the Company for Cause

We may terminate an executive officer's employment at any time, without notice or additional remuneration, if the executive commits any of the following "cause" events:

- Conviction of, or plea of guilty or nolo contendere to, a felony;

- Grossly negligent or dishonest acts that harm the Company;

- Material breach of any provision of their employment agreement, or any confidentiality, intellectual property, or non-competition agreement with the Company.

Upon termination for cause, the executive will only be entitled to accrued and unpaid salary through the termination date. All other benefits will cease, except as required by applicable law. No severance payments will be provided.

2. Voluntary Termination by the Executive

An executive officer may voluntarily terminate their employment for any reason, provided the termination takes effect 30 days after the Company receives written notice of termination.

Upon voluntary termination, the executive will be entitled to:

- Accrued and unpaid salary and unused vacation through the termination date;

- All compensation and benefits that vested prior to the termination date.

3. Termination Without Notice

If an executive officer is terminated without prior notice, such termination will be deemed a "termination for cause" by the Company.

Confidentiality, Non-Competition, and Non-Solicitation Obligations

1. Confidentiality

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Each executive officer has agreed not to:

- Use the Company's confidential or proprietary information for personal purposes;

- Disclose, furnish, or make accessible to any third party, or use (other than in the ordinary course of the Company's business), any confidential information or trade secrets of the Company—whether developed by the executive or others.

2. Non-Competition

Each executive officer is bound by non-competition restrictions during their employment term and for six months after the last day of employment. These restrictions prohibit the executive from engaging in business activities that directly compete with the Company's core operations.

3. Non-Solicitation

Each executive officer has agreed not to, during or after employment:

- Solicit or induce any employee of the Company or its affiliates to leave their employment (on the executive's own behalf or on behalf of any third party);

- Solicit or induce any customer or prospective customer of the Company or its affiliates to reduce or terminate their business with the Company or its affiliates (on the executive's own behalf or on behalf of any third party).

Director Agreements and Indemnification

Director Agreements (Independent Directors)

We will enter into individual director agreements with each of our independent directors. These agreements will formalize the terms of their engagement, including duties, meeting attendance requirements, and compensation (if applicable).

Indemnification Agreements

We will also enter into indemnification agreements with each director and executive officer. These agreements provide additional indemnification beyond what is set forth in our Memorandum and Articles of Association, covering liabilities, costs, and expenses (e.g., legal fees, judgments) arising from their service to the Company—subject to applicable law.

Compensation of Directors and Executive Officers

Fiscal Year Payments

- For the fiscal years ended September 30, 2025 and 2024, we paid $[ ] (RMB [ ]) and $[ ] (RMB [ ]), respectively, to our executive officers as compensation for their services.

- We did not pay any compensation to our directors for their services solely as directors during the fiscal years ended September 30, 2025 and 2023.

Retirement and Pension Benefits

We have not set aside or accrued any funds to provide pension, retirement, or similar post-employment benefits to our executive officers or directors.

Mandatory PRC Social Insurance Contributions

Our PRC subsidiaries are required by PRC law to make mandatory contributions to government-administered defined contribution plans on behalf of all employees (including executive officers based in China). These contributions cover:

- Pension insurance;

- Medical insurance;

- Unemployment insurance;

- Maternity insurance;

- Work-related injury insurance;

- Housing provident fund.

Contribution amounts are calculated as a fixed percentage of each employee's salary, in accordance with local PRC regulations.

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Board of Directors and Committees

Board Composition

Our board of directors currently comprises five directors. Consistent with NASDAQ Capital Market corporate governance rules— which require a majority of an issuer's board to be independent directors—we maintain a majority of independent directors on our board.

Board Authority

The board of directors may exercise all powers of the Company, including:

- Borrowing money;

- Mortgaging the Company's business, property, or uncalled capital;

- Issuing debentures or other securities (either to secure borrowed funds or as collateral for the Company's or a third party's obligations).

None of our non-executive directors have service contracts that provide for severance payments upon termination of their directorship.

Board Committees

We have established three standing committees of the board of directors, each with distinct responsibilities:

1. Audit Committee

2. Compensation Committee

3. Corporate Governance and Nominating Committee

Details of each committee's mandate, membership, and responsibilities are described below.

Audit Committee

Shaolong, Wang is a member of our Audit Committee; he serves as the chairman of the Audit Committee. All members of our Audit Committee satisfy the independence standards promulgated by the SEC and by NASDAQ as such standards apply specifically to members of audit committees.

We have adopted and approved a charter for the Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee shall:

●	evaluate the independence and performance of, and assess the qualifications of, our independent auditor, and engage such independent auditor;

●	approve the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approve in advance any non-audit service to be provided by the independent auditor;

●	monitor the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	review the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and review with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	oversee all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board of directors;

●	review and approve in advance any proposed related-party transactions and report to the full board of directors on any approved transactions; and

●	provide oversight assistance in connection with legal, ethical, and risk management compliance programs established by management and the board of directors, including Sarbanes-Oxley Act implementation, and make recommendations to the board of directors regarding corporate governance issues and policy decisions.

We have determined that Shaolong, Wang possesses accounting or related financial management experience that qualifies him as an "Audit Committee financial expert" as defined by the rules and regulations of the SEC.

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Compensation Committee

Shaolong, Wang is a member of our Compensation Committee; he serves as the chairman of the Compensation Committee. All members of our Compensation Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Compensation Committee.

In accordance with the Compensation Committee's Charter, the Compensation Committee is responsible for overseeing and making recommendations to the board of directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices. The Compensation Committee shall:

●	approve compensation principles that apply generally to Company employees;

●	make recommendations to the board of directors with respect to incentive compensation plans and equity-based plans taking into account the results of the most recent rules to provide the shareholders with an advisory vote on executive compensation, generally known as "Say on Pay Votes" (Section 951 in The Dodd-Frank Wall Street Reform and Consumer Protection Act), if any;

●	administer and otherwise exercise the various authorities prescribed for the Compensation Committee by the Company's incentive compensation plans and equity-based plans;

●	select a peer group of companies against which to benchmark/compare the Company's compensation systems for principal officers elected by the board of directors;

●	annually review the Company's compensation policies and practices and assess whether such policies and practices are reasonably likely to have a material adverse effect on the Company;

●	determine and oversee stock ownership guidelines and stock option holding requirements, including periodic review of compliance by principal officers and members of the board of directors;

Corporate Governance and Nominating Committee

Wenhua Sun is the member of our Corporate Governance and Nominating Committee; She serves as the chairman of the Corporate Governance and Nominating Committee. All members of our Corporate Governance and Nominating Committee are qualified as independent under the current definition promulgated by NASDAQ. We have adopted a charter for the Corporate Governance and Nominating Committee.

In accordance with its charter, the Corporate Governance and Nominating Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies. The Corporate Governance and Nominating shall:

●	Identify and screen individuals qualified to become Board members consistent with the criteria approved by the board of directors, and recommend to the board of directors' director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

●	Recommend directors for appointment to Board committees;

●	Make recommendations to the board of directors as to determinations of director independence;

●	Oversee the evaluation of the board of directors;

●	Make recommendations to the board of directors as to compensation for the Company's directors; and

●	Review and recommend to the board of directors the Corporate Governance Guidelines and Code of Business Conduct and Ethics for the Company.

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Director Independence

Our board of directors reviewed the materiality of any relationship that each of our directors has with us, directly or indirectly, and the Company has determined that Yile, Lan is our "independent directors" as defined by NASDAQ.

Code of Ethics

We have adopted a code of ethics that applies to all executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Family Relationships

This is no family relationship among any of our directors or executive officers.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association as amended and restated from time to time, and the class rights vested therein in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. Our board of directors has all the powers necessary for managing and for directing and supervising our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders' annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	approving the transfer of shares in our Company, including the registration of such shares in our share register.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until they are removed from office by ordinary resolution of our shareholders. A director will cease to be a director if, among other things, the director (a) if gives notice in writing to the Company that he resigns the office of director; (b) if he or she absents himself or herself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the board of directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; (c) if dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or (d) if found a lunatic or becomes of unsound mind.

Our officers are elected by and serve at the discretion of the board of directors.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of ordinary shares. This is no other person or group of affiliated persons known to us to beneficially own more than 5% of our ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security, of which that person has a right to acquire beneficial ownership within 60 days.

Applicable percentage ownership prior to the offering is based on [1,250,000  ] ordinary shares outstanding as of the date of this prospectus. The table also lists the percentage ownership after this offering based on ordinary shares outstanding immediately after the completion of this offering sale of [ 1,250,000 ] ordinary shares, assuming the Underwriter does not exercise its over-allotment option.

Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

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 RELATED PARTY TRANSACTIONS

Employment Agreements, Director Agreements and Indemnification Agreements

See "Management—Employment Agreements, Director Agreements and Indemnification Agreements."

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time. Our and the Companies Act, and common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital consists of [ 500,0000,000 ] ordinary shares, par value $0.0001 per share. As of the date of this prospectus, [ 1,250,000 ] ordinary shares are issued and outstanding.

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our Board may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by the board out of our Company except the following:

●	profits; or

●	"share premium account," which represents the excess of the price paid to our Company on issue of its shares over the par or "nominal" value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against the Company.

Description of ordinary shares: Key Rights and Provisions

Voting Rights

Each Ordinary Share entitles its holder to one vote on all matters submitted to a vote at general or special meetings of shareholders.

Voting Procedures

- Show of hands: Voting at shareholder meetings is conducted by a show of hands by default, unless a poll is demanded.

- Poll demand: A poll may be requested by:

1. The chairman of the meeting; or

2. One or more shareholders (acting in person or by proxy) who collectively hold at least 10% of the nominal value of the Company's total issued voting shares.

Resolution Requirements

- Ordinary resolutions: Require the affirmative vote of a simple majority of the votes cast by Ordinary Shareholders present at the meeting.

- Special resolutions: Require the affirmative vote of no less than two-thirds of the votes cast by holders of outstanding ordinary shares. Special resolutions are mandatory for material matters, such as amending the Company's Memorandum and Articles of Association.

Eligibility to Vote

- No foreign law, the Company's charter, or other constituent documents impose restrictions on non-resident or foreign shareholders' right to hold or exercise voting rights on ordinary shares.

- A shareholder may only vote at a general or class-specific meeting if:

1. They are registered as a shareholder as of the meeting's record date; and

2. All unpaid amounts (e.g., calls on shares) owed by the shareholder in respect of their Ordinary Shares have been paid.

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Winding Up and Liquidation

In the event of the Company's winding up or liquidation:

1. First, holders of any shares ranking senior to Ordinary Shares (e.g., preferred shares with liquidation preferences) will receive the full amount to which they are entitled (either paid in cash or set aside for payment).

2. Remaining available assets of the Company (as determined by the liquidator) will be distributed to Ordinary Shareholders.

3. Distributed assets may include cash, property, or other forms of value, and need not be uniform across all Ordinary Shareholders.

Calls on Ordinary Shares and Forfeiture

The board of directors may, from time to time, make calls on shareholders for any unpaid amounts on their Ordinary Shares. Key rules include:

- A written notice of the call must be served to shareholders, specifying the payment deadline (at least 14 days after notice is sent) and payment location.

- Any Ordinary Shares for which a called amount remains unpaid are subject to forfeiture at the board's discretion.

Redemption of Ordinary Shares

The Company may issue Ordinary Shares that are redeemable, either:

- At the Company's option; or

- At the holder's option.

The terms and manner of redemption (e.g., price, timing) must be determined by the board before the shares are issued.

Under the Cayman Islands Companies Act (2022 Revision), a Cayman exempted company may redeem or repurchase its shares using:

1. The Company's profits;

2. Proceeds from a fresh issue of shares made specifically for redemption/repurchase; or

3. Capital (provided the Company's Memorandum and Articles of Association authorize this, and the Company remains able to pay its debts as they fall due in the ordinary course of business).

No Preemptive Rights

Holders of Ordinary Shares have no preemptive or preferential rights to purchase any additional securities issued by the Company. This means the Company may issue new shares (including Ordinary Shares or other securities convertible into Ordinary Shares) to third parties without first offering them to existing Ordinary Shareholders.

Variation of Share Rights

The special rights attached to any class of shares (including Ordinary Shares) may be materially adversely varied only if:

1. All holders of the issued shares of that class provide written consent; or

2. A special resolution approving the variation is passed at a general meeting of the holders of that class.

Notably, the creation or issuance of additional shares ranking pari passu (on equal footing) with an existing class of shares does not constitute a "variation" of the existing class's rights—unless explicitly stated in the terms of the existing shares.

Anti-Takeover Provisions

Certain provisions in the Company's current Memorandum and Articles of Association may discourage, delay, or prevent a change of control or management that shareholders might consider beneficial. A key example is the board's authority to:

- Issue preferred shares in one or more series;

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- Designate the price, rights, preferences, privileges, and restrictions of such preferred shares (e.g., dividend preferences, liquidation rights, voting powers);

- Take these actions without additional shareholder approval or votes.

Such provisions could enable the board to dilute the ownership of a potential acquirer or issue preferred shares with rights that deter hostile takeovers.

Exempted Company Status

The Company is an exempted company with limited liability under the Cayman Islands Companies Act. Exempted companies are distinct from ordinary resident companies and are designed for entities conducting business primarily outside the Cayman Islands.

Key differences between exempted companies and ordinary resident companies include:

- No requirement to file annual shareholder lists with the Cayman Islands Registrar of Companies;

- No obligation to make the register of members available for public inspection;

- No mandate to hold annual general meetings;

- Permission to issue no-par-value shares;

- Eligibility to obtain tax undertakings (typically for 20 years initially) exempting the company from future Cayman Islands taxation;

- Ability to register by continuation in another jurisdiction and deregister in the Cayman Islands;

- Option to register as a limited-duration company or a segregated portfolio company.

"Limited liability" means each shareholder's liability is limited to the unpaid amount (if any) on their ordinary shares, except in exceptional circumstances (e.g., fraud, piercing the corporate veil).

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

"Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Warrants

These are no outstanding warrants to purchase any of our securities.

Options

These are no outstanding options to purchase any of our securities.

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Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the shareholders and (b) such other authorization, if any, as may be specified in such constituent company's memorandum and articles of association.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissenting shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, these are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	The shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	The arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	The arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, these are exceptions to the foregoing principle, including when:

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●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	Those who control the company are perpetrating a "fraud on the minority."

 Indemnification of Directors and Executive Officers; Limitation of Liability

Cayman Islands Legal Framework

Cayman Islands law does not restrict the scope of indemnification that a company may provide to its officers and directors in its Memorandum and Articles of Association—except where a Cayman court deems such provisions contrary to public policy (e.g., indemnification for civil fraud or criminal conduct).

Our Indemnification Provisions

- Memorandum and Articles of Association: Our current governing documents permit indemnifying officers and directors for losses, damages, costs, and expenses incurred in their official capacities—except if such losses arise from the officer's or director's own dishonesty or fraud. This standard aligns with the indemnification permitted for Delaware corporations under the Delaware General Corporation Law.

- Separate Indemnification Agreements: We have entered into individual indemnification agreements with each director and executive officer. These agreements provide additional indemnification beyond what is outlined in our Memorandum and Articles of Association, offering broader protection for liabilities arising from their service to the Company (subject to applicable law).

Cayman Islands Law

Under Cayman Islands law, directors are fiduciaries of the company and owe the following duties:

1. Duty of Good Faith: To act bona fide (in good faith) in the company's best interests.

2. Duty to Avoid Unauthorized Profits: To refrain from profiting from their position as director—unless the company expressly permits it.

3. Duty to Avoid Conflicts of Interest: To avoid placing themselves in a position where the company's interests conflict with their personal interests or their duties to third parties.

4. Duty to Exercise Powers Properly: To use their authority only for the purposes for which such powers were granted.

5. Duty of Skill and Care: To act with skill and care. Historically, this was assessed based on a subjective standard (i.e., the skill reasonably expected from a person with the director's knowledge and experience). However, Cayman courts are likely to follow recent English and Commonwealth precedents, which apply a more objective standard (i.e., the skill expected of a reasonable director in similar circumstances).

Shareholder Action by Written Consent

- Delaware Law: A Delaware corporation may eliminate shareholders' right to act by written consent (without a meeting) by amending its certificate of incorporation.

- Cayman Islands Law & Our Provisions: Cayman law and our Memorandum and Articles of Association permit shareholders to approve corporate matters via a unanimous written resolution. This resolution must be signed by (or on behalf of) every shareholder who would have been entitled to vote on the matter at a general meeting—no in-person or virtual meeting is required.

Shareholder Proposals

Delaware Law

- Shareholders have the right to submit proposals for consideration at annual meetings, provided the proposal complies with notice requirements in the corporation's governing documents.

- Special meetings may be called by the board of directors or other authorized persons (as specified in governing documents), but shareholders may be prohibited from calling special meetings.

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Cayman Islands Law & Our Provisions

- Cayman law does not inherently grant shareholders the right to submit proposals at meetings or requisition general meetings. Such rights must be explicitly provided in the company's Memorandum and Articles of Association.

- Our governing documents allow shareholders holding at least one-third of the total voting power of our issued share capital to requisition a shareholder meeting. Beyond this right, our shareholders have no other statutory or contractual right to submit proposals at meetings.

- As a Cayman exempted company, we are not legally required to hold annual general meetings.

Cumulative Voting

- Delaware Law: Cumulative voting for director elections is prohibited unless explicitly permitted in the corporation's certificate of incorporation. Cumulative voting allows minority shareholders to concentrate all their votes on a single director candidate, increasing their chances of securing board representation.

- Cayman Islands Law & Our Provisions: Cayman law does not prohibit cumulative voting. However, our current Memorandum and Articles of Association do not provide for it. This means our shareholders have the same level of protection as shareholders of Delaware corporations that do not permit cumulative voting.

Removal of Directors

- Delaware Law: For corporations with a classified board (where directors serve staggered terms), directors may be removed only for cause—and only with the approval of a majority of the outstanding voting shares—unless the certificate of incorporation provides otherwise.

- Our Provisions: Under our current Memorandum and Articles of Association, directors may be removed with or without cause by an ordinary resolution of our shareholders (i.e., a simple majority of votes cast at a shareholder meeting).

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our ordinary shares. We cannot assure you that a liquid trading market for our ordinary shares will develop on NASDAQ or be sustained after this offering. Future sales of substantial amounts of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our ordinary shares.  Furthermore, since a large number of our ordinary shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our ordinary shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have an aggregate of [   1,250,000    ] ordinary shares outstanding, assuming no exercise of the Underwriter's over-allotment option. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

As of the date of this prospectus, [ 1,250,000 ] ordinary shares held by existing shareholders are deemed "restricted securities" as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. Upon expiration of the lock-up period of six (6) months after the date of this prospectus, outstanding shares will become eligible for sale, subject in most cases to the limitations of Rule 144.

The following table summarizes the total shares potentially available for future sale.

Days After Date of this Prospectus	Shares Eligible for Sale	Comment
Upon Effectiveness		Freely tradable shares sold in the offering.

90 days		Shares saleable under Rule 144.

Six months		Shares saleable after expiration of the lock-up.

Rule 144

All of our ordinary shares that will be issued and outstanding upon the completion of this offering, other than those ordinary shares sold in this offering, are "restricted securities" as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, under Rule 144, beginning ninety days after the date of this prospectus, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations, except that sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

Beginning ninety days after the date of this prospectus, our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately [ 12,500 ] ordinary shares immediately after this offering assuming no exercise of the Underwriter's over-allotment option; or

●	The average weekly trading volume in our ordinary shares on the listing exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain "manner of sale" and notice requirements.

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Rule 701

In general, under Rule 701 under the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. We do not currently have any compensatory stock plan for our employees, consultants or advisors.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We and each of our officers, directors and certain shareholders have agreed, subject to certain exceptions, not to, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of, or enter into any swap or other transaction that is designed to, or could be expected to, result in the disposition of any of our ordinary shares or other securities convertible into or exchangeable or exercisable for our ordinary shares or derivatives of our ordinary shares (whether any such swap or transaction is to be settled by delivery of securities, in cash, or otherwise), owned by these persons prior to this offering or acquired in this offering or ordinary shares issuable upon exercise of options or warrants held by these persons until after six (6) months following the effective of the registration statement of which this prospectus forms a part.

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 TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. These are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. These are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of the shares or on an instrument of transfer in respect of a share.

People's Republic of China Taxation

Under the EIT Law, an enterprise established outside the PRC with a "de facto management body" within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, SAT Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board's and shareholders' meetings are located or kept in the PRC; and (d) half or more of the enterprises' directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that the Company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, Our subsidiaries in China may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares or ordinary shares and potentially a 20% withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our shares or ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See "Risk Factors—Risk Factors Relating to Doing Business in China—Under the PRC Enterprise Income Tax Law, we may be classified as a PRC resident enterprise for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC Shareholders and have a material adverse effect on our results of operations and the value of your investment".

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The SAT issued SAT Circular 59 together with the Ministry of Finance in April 2009 and SAT Circular 698 in December 2009. Both SAT Circular 59 and SAT Circular 698 became effective retroactively as of January 1, 2008, and Circular 7, in replacement of some of the existing rules in Circular 698, became effective in February 2015. On October 17, 2017, the SAT promulgated Bulletin 37, and Circular 698 was replaced effective December 1, 2017. Under Circular 7, a non-resident enterprise conducts an "indirect transfer" by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets, may report such indirect transfer to the relevant tax authority. Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. We and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 7 and Bulletin 37, and may be required to expend valuable resources to comply with Circular 59, Circular 7 and Bulletin 37 or to establish that we and our non-resident enterprises should not be taxed under these circulars. In addition, in accordance with the Individual Income Tax Law promulgated by the Standing Committee of NPC, later amended on August 31, 2018, and effective January 1, 2019, if an individual carries out these arrangements without reasonable business purpose and obtains improper tax gains, the tax authorities shall have the right to make tax adjustments based on a reasonable method, and levy additional tax and collect interest if this is a need to levy additional tax after making tax adjustments. As a result, Our beneficial owners, who are PRC residents, may be deemed to have carried out these arrangements without reasonable business purpose and obtained improper tax gains from such indirect transfer, and thus be levied tax. See "Risk Factors—Risk Factors Relating to Doing Business in China—We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of our operating company's equity interests. Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future."

United States Federal Income Tax Considerations

The following is a discussion of United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as "capital assets" (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the "IRS") with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or treated as a tax resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

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If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our ordinary shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the ordinary shares (including the amount of any taxes withheld from) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the ordinary shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on NASDAQ. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of ordinary shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company ("PFIC")

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the "asset test").

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Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any "excess distribution" that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a "mark-to-market" election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	The excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	The amount allocated to each of your other taxable years (s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or "excess distribution" cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of "marketable stock" (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under "—Taxation of Dividends and Other Distributions on our ordinary shares" generally would not apply.

The mark-to-market election is available only for "marketable stock", which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter ("regularly traded") on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on NASDAQ and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a "qualified electing fund" election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder's pro rata share of the corporation's earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We

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do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely "mark-to-market" election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a "purging election" for the year we cease to be a PFIC. A "purging election" creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

UNDERWRITING

We expect to enter into an underwriting agreement dated on the date of this prospectus with the underwriters named below, they are acting as the representative with respect to the ordinary shares in this offering (the "Underwriting Agreement"). The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, we have agreed to issue and sell to the Underwriter the number of shares indicated below:

The underwriters and the representative are collectively referred to as the "underwriters" and the "representative", respectively. The underwriters are offering the shares subject to their acceptance of the shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the Underwriter's over-allotment option described below.

Over-Allotment Option

We have agreed to grant to the Underwriter an over-allotment option, exercisable within 45 days after the date of this prospectus, to purchase up to an additional [   200,000    ] ordinary shares (15% of the ordinary shares offered to the public) at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The Underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol " TDHG ".

Right of First Refusal

In addition, the Company agrees to grant the underwriters a right of first refusal (the "Right of First Refusal"), exercisable at the sole discretion of the Underwriter, for twelve months from the closing day of this offering, to provide investment banking service to the Company on terms that are the same or more favorable to the Company compared to terms offered to the Company by other underwriters or placement agents. For these purposes, the investment banking service includes, without limitation, (a) acting as leading manager for any underwritten public offering; and (b) acting as exclusive placement agent, initial purchaser in connection with any private offering of securities of the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for "cause," which shall mean a

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material breach by the Underwriter of the Engagement Letter or a material failure by the Underwriter to provide the services as contemplated by the Engagement Letter.

Lock-up Agreements

We have agreed that, subject to certain exceptions, we will not, without the prior written consent of the underwriters, during the period ending 180 days after the closing of the offering (the "restricted period"):

●	sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company's incentive plan;

●	file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company, whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Each of our directors and officers named in the section "Management", and all of our existing shareholders that own 5% or more of our total outstanding shares have agreed that, subject to certain exceptions, such director, executive officer or shareholder will not, without the prior written consent of the underwriters, for a period of six (6) months from the effective date of the registration statement of which this prospectus forms a part:

●	offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such ordinary shares or capital stock, or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such ordinary shares or capital stock, whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

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The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our ordinary shares or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Listing

We will apply to have our ordinary shares approved for listing on the Nasdaq under the symbol " ". We make no representation that such application will be approved or that our ordinary shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such ordinary shares will be so listed at completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Underwriter or by its affiliates. Othis than the prospectus in electronic format, the information on the Underwriter's website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as an underwriter, and should not be relied upon by investors. The ordinary shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our ordinary shares will be determined through negotiations between us and the Underwriter. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Underwriter believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our ordinary shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the ordinary shares offered by this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ordinary shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In

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determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our ordinary shares in this offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our ordinary shares in market making transactions, including "passive" market making transactions as described below.

These activities may stabilize or maintain the market price of our ordinary shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq, in the over-the-counter market, or otherwise.

Selling Restrictions

No action may be taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

In addition to the public offering of the ordinary shares in the United States, the underwriters may, subject to applicable foreign laws, also offer the ordinary shares in certain countries and regions.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the ordinary shares, whether by way of sale or subscription. The underwriter has not offered or sold, and will not offer or sell, directly or indirectly, any ordinary shares in the Cayman Islands.

Hong Kong. This prospectus may not be circulated or distributed in Hong Kong. Please note that the ordinary shares have not been offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) of this than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

People's Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Taiwan. The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

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EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the NASDAQ listing fee, all amounts are estimates.

SEC registration fee	$
NASDAQ listing fee
FINRA filing fee
Printing and engraving expenses
Legal fees and expenses
Accounting fees and expenses
Investor relationship expenses
Miscellaneous expenses

Total expenses	$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

LEGAL MATTERS

The Company is being represented by [ ], with respect to legal matters of United States federal securities law. The validity of the ordinary shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by [ ]. The Company is being represented by [ ] Law Firm with regard to PRC law. [ ], may rely upon [ ] with respect to matters governed by PRC law. [ ] is acting as U.S. counsel for the underwriter. [ ] is acting as the PRC counsel for the underwriter. [ ] may rely upon [ ] with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of September 30, 2025 and 2024 included herein and in the registration statement have been so included in reliance on the report of [ ], an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The office of [ ] is located at [ ].

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Exhibits

Exhibits. The following exhibits are included herein or incorporated herein by reference:

The following document is filed as part of this registration statement:

EXHIBIT INDEX

No.	Description
107	Calculation of Filing Fee Tables

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, this unto duly authorized, in the city of Zhengzhou, on [25th of November], 2025.

Tongda International Group Limited.

By:	/s/ Wenhua, Sun
Name:	Wenhua, Sun
Title:	Chief Executive Officer and Chairman of the board of directors
(Principal Executive Officer)

Power Of Attorney

For him or his in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations, and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the "Shares"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Wenhua, Sun	Chief Executive Officer and Chairman of Board and Director	[25th of November], 2025
Wenhua, Sun	(Principal Executive Officer)

/s/Wang Shaolong	Chief Financial Officer	[25th of November], 2025
Wang Shaolong	(Principal Financial Officer and Principal Accounting Officer)

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 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on November 25, 2025.

Authorized U.S. Representative
Cogency Global Inc.
/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.

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